                                                                   EXHIBIT 10.66

CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.









                            PARTNERSHIP AGREEMENT

                                      of

                                IL-12 PARTNERS

                                   between

                            AHP IL-12 CORPORATION

                                     and

                             GI DRUG DESIGN, INC.

                                                         TABLE OF CONTENTS

INTRODUCTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE I. DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

1.1.   Affiliate(s) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

1.2.   AHP  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

1.3.   AHP Sub  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

1.4.   Annual Budget  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

1.5.   Assignment Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

1.6.   Basic Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

1.7.   Business Deadlock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

1.8.   Capital Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

1.9.   Carrying Value . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

1.10.  Cash Available for Distribution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

1.11.  Code   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

1.12.  Confidential Information   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

1.13.  Continuing Partner . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

1.14.  Development Cost . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

1.15.  Discontinuing Partner. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

1.16.  Excess Negative Balance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

1.17.  Excluded Field . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

1.18.  Executive Officers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

1.19.  Filings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

1.20.  Gene Therapy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

1.21.  GI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

1.22.  GI Development Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

1.23.  GI Distribution Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

1.24.  GI Know-How  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

1.25.  GI Patent Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

1.26. GI Sales Territory  . . . . . . . . . . . . . . . . . . . . . . . . .  11

1.27. GI Sub  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

1.28. Governance Agreement  . . . . . . . . . . . . . . . . . . . . . . . .  11

1.29. Holdings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

1.30. IL-12 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

1.31. IND . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

1.32. Internal Revenue Service  . . . . . . . . . . . . . . . . . . . . . .  12

1.33. License Agreement . . . . . . . . . . . . . . . . . . . . . . . . . .  12

1.34. Licensed Field  . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

1.35. Licensed Products . . . . . . . . . . . . . . . . . . . . . . . . . .  12

1.36. Major Decision  . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

1.37. Marketing Organization  . . . . . . . . . . . . . . . . . . . . . . .  12

1.38. Net Profits and Net Losses  . . . . . . . . . . . . . . . . . . . . .  12

1.39. Operating Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

1.40. Other Partner . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

1.41. Parent Company Agreement  . . . . . . . . . . . . . . . . . . . . . .  14

1.42. Partner . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

1.43. Partnership Settlement Agreement. . . . . . . . . . . . . . . . . . .  14

1.44. Percentage Shares . . . . . . . . . . . . . . . . . . . . . . . . . .  14

1.45. PLA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

1.46. Preventative Vaccine Adjuvant Licensed Product  . . . . . . . . . . .  14

1.47. Project Director  . . . . . . . . . . . . . . . . . . . . . . . . . .  14

1.48. Project Team  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

1.49. Requisite Majority  . . . . . . . . . . . . . . . . . . . . . . . . .  14

1.50. Roche . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

1.51. Roche Cross-License . . . . . . . . . . . . . . . . . . . . . . . . .  15

1.52. Roche Know-How  . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

1.53. Roche Patent Rights . . . . . . . . . . . . . . . . . . . . . . . . .  15

1.54. Sales Territory . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

1.55. Section 704(c) Assets . . . . . . . . . . . . . . . . . . . . . . . .  15

1.56. Sole Partner  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

1.57. Steering Committee  . . . . . . . . . . . . . . . . . . . . . . . . .  15

1.58. Sublicensee . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

1.59. Territory . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

1.60. Therapeutic Area  . . . . . . . . . . . . . . . . . . . . . . . . . .  16

1.61. Therapeutic Vaccine Adjuvant Licensed Product . . . . . . . . . . . .  16

1.62. Vaccine Adjuvant  . . . . . . . . . . . . . . . . . . . . . . . . . .  16

1.63. Wistar  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

1.64. Wistar Know-How . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

1.65. Wistar License  . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

1.66. Wistar Patent Rights  . . . . . . . . . . . . . . . . . . . . . . . .  17

1.67. Wyeth . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

1.68. Wyeth Development Agreement . . . . . . . . . . . . . . . . . . . . .  17

1.69. Wyeth Distribution Agreement  . . . . . . . . . . . . . . . . . . . .  17

1.70. Wyeth Sales Territory . . . . . . . . . . . . . . . . . . . . . . . .  17

ARTICLE II.  FORMATION OF THE PARTNERSHIP . . . . . . . . . . . . . . . . .  18

2.1. Formation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

2.2. Name of Partnership  . . . . . . . . . . . . . . . . . . . . . . . . .  18

2.3. Business of Partnership  . . . . . . . . . . . . . . . . . . . . . . .  18

2.4. Place of Business of Partnership . . . . . . . . . . . . . . . . . . .  18

2.5. Duration of Partnership  . . . . . . . . . . . . . . . . . . . . . . .  19

2.6. Title to Partnership Property  . . . . . . . . . . . . . . . . . . . .  19

2.7. Partition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

2.8. Fiscal Year  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

2.9. No Individual Authority  . . . . . . . . . . . . . . . . . . . . . . .  20

2.10. Exculpation . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

2.11. Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

ARTICLE III.  REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . .  21

3.1. Representations of AHP Sub . . . . . . . . . . . . . . . . . . . . . .  21

3.2. Representations of GI Sub  . . . . . . . . . . . . . . . . . . . . . .  23

ARTICLE IV.  MANAGEMENT . . . . . . . . . . . . . . . . . . . . . . . . . .  25

4.1. Steering Committee . . . . . . . . . . . . . . . . . . . . . . . . . .  25

4.2. Authority of the Steering Committee  . . . . . . . . . . . . . . . . .  26

4.3. Project Team and Directors . . . . . . . . . . . . . . . . . . . . . .  30

4.4. Annual Budgets . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

4.5. Accounting and Internal Controls . . . . . . . . . . . . . . . . . . .  33

4.6. Access to Books and Records  . . . . . . . . . . . . . . . . . . . . .  38

4.7. Consultation . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

4.8. Business Deadlock  . . . . . . . . . . . . . . . . . . . . . . . . . .  39

4.9. Global Strategy  . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

ARTICLE V.  DEVELOPMENT AND MARKETING ACTIVITIES  . . . . . . . . . . . . .  43

5.1. License of Technology  . . . . . . . . . . . . . . . . . . . . . . . .  43

5.2. Development and Commercialization Strategy . . . . . . . . . . . . . .  43

5.3. Regulatory Activities  . . . . . . . . . . . . . . . . . . . . . . . .  50

5.4. Supply . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50

5.5. Formulation, Filling and Finishing . . . . . . . . . . . . . . . . . .  51

5.6. Marketing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

5.7. Wyeth Preventative Vaccine Adjuvant Collaborative
       Rights and Option  . . . . . . . . . . . . . . . . . . . . . . . . .  52

ARTICLE VI.  CAPITAL CONTRIBUTIONS,
               PROFITS AND LOSSES AND DISTRIBUTIONS . . . . . . . . . . . .  55

6.1. Capital Contributions  . . . . . . . . . . . . . . . . . . . . . . . .  57

6.2. General Allocations of Net Profits and Net Losses  . . . . . . . . . .  57

6.3. Certain Royalty Payments . . . . . . . . . . . . . . . . . . . . . . .  59

6.4. Carrying Value Different from Tax Basis  . . . . . . . . . . . . . . .  59

6.5. Allocations on Liquidation . . . . . . . . . . . . . . . . . . . . . .  60

6.6. Allocations Upon Transfer or Admittance of New Partner . . . . . . . .  61

6.7. Distributions of Cash Available for Distribution . . . . . . . . . . .  61

6.8. Distributions Upon Transfer or Admittance of New Partner . . . . . . .  62

ARTICLE VII.  CONFIDENTIAL INFORMATION  . . . . . . . . . . . . . . . . . .  62

7.1. Treatment of Confidential Information  . . . . . . . . . . . . . . . .  62

7.2. Release from Restrictions  . . . . . . . . . . . . . . . . . . . . . .  63

ARTICLE VIII.  RESTRICTIONS ON TRANSFER . . . . . . . . . . . . . . . . . .  64

8.1. Transfer of Partnership Interest . . . . . . . . . . . . . . . . . . .  64

8.2. Termination of Partnership . . . . . . . . . . . . . . . . . . . . . .  65

8.3. Buy-Sell Proceedings . . . . . . . . . . . . . . . . . . . . . . . . .  66

8.4. Effect of Buy-Sell Proceedings . . . . . . . . . . . . . . . . . . . .  67

8.5. Appointment of Attorney-in-Fact  . . . . . . . . . . . . . . . . . . .  69

ARTICLE IX.  DISSOLUTION AND TERMINATION  . . . . . . . . . . . . . . . . .  70

9.1. Events of Dissolution  . . . . . . . . . . . . . . . . . . . . . . . .  70

9.2. Distributions Upon Liquidation . . . . . . . . . . . . . . . . . . . .  71

9.3. Appointment of Attorney-in-Fact  . . . . . . . . . . . . . . . . . . .  72

ARTICLE X.  MISCELLANEOUS PROVISIONS  . . . . . . . . . . . . . . . . . . .  73

10.1. Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . .  73

10.2. Roche and Wistar Rights . . . . . . . . . . . . . . . . . . . . . . .  75

10.3. Other Businesses  . . . . . . . . . . . . . . . . . . . . . . . . . .  76

10.4. Additional Powers . . . . . . . . . . . . . . . . . . . . . . . . . .  77

10.5. Publicity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77

10.6. Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77

10.7. Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77

10.8. Force Majeure . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78

10.9. Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78

10.10. Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78


10.11. Export . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80

10.12. Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . .  81

10.13. Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81

10.14. Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81

10.15. Compliance with Applicable Law . . . . . . . . . . . . . . . . . . .  82

10.16. Equitable Remedies . . . . . . . . . . . . . . . . . . . . . . . . .  82

10.17. Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . .  82

10.18. Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82


SCHEDULES

Schedule A  -  IL-12 Patent Rights
Schedule B  -  Annual Budget


EXHIBITS

Exhibit A   -  Assignment Agreement
Exhibit B   -  GI Development Agreement
Exhibit C   -  License Agreement
Exhibit D   -  Parent Company Agreement
Exhibit E   -  Wyeth Development Agreement

                            PARTNERSHIP AGREEMENT
                            ---------------------
     AGREEMENT effective as of July 1, 1994 between AHP IL-12 CORPORATION, a Nevada corporation having its principal place of business at Five Giralda Farms, Madison, New Jersey 07940 (hereinafter referred to as "AHP Sub") and being a wholly-owned subsidiary of AMERICAN HOME PRODUCTS CORPORATION, a Delaware corporation having its principal place of business at Five Giralda Farms, Madison, New Jersey 07940 (hereinafter referred to as "AHP"), and GI DRUG DESIGN, INC., a Delaware corporation having its principal place of business at 87 CambridgePark Drive, Cambridge, Massachusetts 02140 (hereinafter referred to as "GI Sub") and being a wholly-owned subsidiary of GENETICS INSTITUTE, INC., a Delaware corporation having its principal place of business at 87 CambridgePark Drive, Cambridge, Massachusetts 02140 (hereinafter referred to as "GI"), pursuant to which IL-12 PARTNERS, a general partnership under the laws of the State of Delaware (the "Partnership"), is hereby formed.

                                  INTRODUCTION
                                  ------------
     1. GI has research and development facilities and experienced scientists, clinicians, engineers, technical associates and assistants and other personnel which enable it to conduct research and development activities in the area of biotechnology and the application thereof to the development, production and manufacture, registration and marketing of biotechnology-based pharmaceutical products.

     2. AHP, through Wyeth (as defined below), is engaged in the research, development, production and manufacturing, registration and marketing of pharmaceutical products.
     3. GI, in collaboration with Wistar (as defined below), has identified, isolated, purified and cloned IL-12 (as defined below) and has filed patent applications relating thereto in various countries.
     4. GI has exclusively licensed its patent rights and know-how rights relating to IL-12 to GI Sub under the License Agreement (as defined below).
     5. AHP Sub and GI Sub desire to form the Partnership to provide for the development and commercialization of IL-12 in the Territory (as defined below) and GI Sub desires to assign its interest in the License Agreement to the Partnership.
     In consideration of the mutual covenants and promises contained in this Agreement and other good and valuable consideration, AHP Sub and GI Sub agree as follows:

                            ARTICLE I. DEFINITIONS
                            ----------------------
     As used in this Agreement, the following terms, whether used in the singular or the plural, shall have the following meanings:
     1.1.  "Affiliate(s)" of a party shall mean any corporation, company,
           --------------
partnership, joint venture, firm and/or entity which controls, is controlled by, or is under common control with a party except that, for purposes of the Basic Agreements (but not the Roche Cross-License or the Wistar License) a Partner to this Agreement, or any corporation or other business entity controlled by such Partner, shall be deemed not to be an "Affiliate" of the

                   CONFIDENTIAL MATERIAL OMITTED AND FILED
                 SEPARATELY WITH THE SECURITIES AND EXCHANGE
                COMMISSION.  ASTERISKS DENOTE SUCH OMISSIONS.

other Partner. For purposes of this Section 1.1, "control" shall mean the direct or indirect ownership of at least fifty percent (50%) of voting or income interest in such corporation or other business entity, or such other relationship as, in fact, constitutes actual control.
     1.2.  "AHP" means American Home Products Corporation, a Delaware
           -----
corporation and the sole stockholder of AHP Sub.
     1.3.  "AHP Sub" means AHP IL-12 Corporation, a Nevada corporation
           ---------
and wholly-owned subsidiary of AHP.
     1.4.  "Annual Budget" is defined in Section 4.4 of this Agreement.
           ---------------
     1.5.  "Assignment Agreement" means the Assignment and  Assumption
           ----------------------
Agreement in the form of Exhibit A to this Agreement to be entered into among GI, GI Sub and the Partnership.
     1.6.  "Basic Agreements" means this Agreement, the Assignment
           ------------------
Agreement, the GI Development Agreement, the GI Distribution Agreement, the License Agreement, the Parent Company Agreement, the Wyeth Development Agreement and the Wyeth Distribution Agreement, collectively.

     1.7.  "Business Deadlock" means the inability of the Steering
           -------------------
Committee, acting in good faith, to obtain a Requisite Majority for any Major Decision, which inability continues for a period of at least ****** ********** from the time the Major Decision at issue is first considered by the Steering Committee after having been initially presented to the Steering Committee for action.
     1.8.  "Capital Account" means a separate account maintained for each
           -----------------
Partner and adjusted in accordance with Regulations under Section 704 of the Code. To the extent consistent with such Regulations, the adjustments to such accounts shall include the following:
     (a) There shall be credited to each Partner's Capital Account the amount of any cash actually contributed by such Partner to the capital of the Partnership, the fair market value of any property contributed by such Partner to the capital of the Partnership (net of any liabilities secured by such property that the Partnership is considered to assume or take subject to under Code Section 752) and such Partner's share of the Net Profits of the Partnership and of any items in the nature of income or gain separately allocated to the Partners; and there shall be charged against each Partner's Capital Account the amount of all cash distributions to such Partner, the fair market value of any property distributed to such Partner by the Partnership (net of any liability secured by such property that the Partner is considered to assume or take subject to under Code Section 752) and such Partner's share of the Net Losses of the Partnership and of any items in the nature of losses or deductions separately allocated to the Partners. For purposes of making these adjustments, (i) the initial Carrying Value of the License Agreement contributed by GI Sub pursuant to Section 6.1 of this Agreement shall be determined by the Partners and recorded on the books of the Partnership and
(ii) the rights received by a Sole Partner or a Continuing Partner to indications in a Therapeutic Area under Sections 5.2(c) or 5.2(d) of this Agreement shall be treated as having been distributed to such Partner at an agreed-upon fair market value of zero, and thereafter, unless and until the Partnership reacquires such rights (which reacquisition shall be treated as a purchase of such rights), the funding and exploitation of such rights shall not be considered a Partnership activity reflected in Capital Accounts.
           (b)  If the Partnership at any time distributes any of its assets in-kind to any Partner, the Capital Account of each Partner shall be adjusted to account for that Partner's allocable share of the Net Profits or Net Losses that would have been realized by the Partnership had it sold the assets that were distributed at their respective fair market values immediately prior to their distribution.
           (c)  In the event any interest in the Partnership is
transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.
     1.9.  "Carrying Value" means, with respect to any asset, the asset's
           ----------------
adjusted basis for United States federal income tax purposes, except as follows:
           (a)  the initial Carrying Value of any asset contributed (or deemed contributed upon a termination of the Partnership for federal income tax purposes pursuant to Section 708(b)(l)(B) of the Code) to the Partnership shall be such asset's gross fair market value at the time of such contribution (the initial Carrying Value of the License Agreement contributed by GI Sub pursuant to Section 6.1 of this Agreement shall be determined by the Partners and recorded on the books of the Partnership);
           (b)  the Carrying Values of all Partnership assets shall be adjusted to equal their respective gross fair market
values upon an election by the Partnership pursuant to United States Treasury Regulation Section 1.704-1(b)(2)(iv)(f) to adjust the Partners' Capital Accounts;
            (c)  if the adjusted basis of any asset acquired by the
Partnership is determined by reference to the adjusted basis of any other asset of the Partnership, the Carrying Value of the acquired asset shall be determined by reference to the Carrying Value of the other asset rather than its adjusted basis; and
            (d)  if the Carrying Value of an asset has been determined pursuant to clause (a), (b) or (c) of this Section 1.9, such Carrying Value shall thereafter be adjusted in the same manner as would the asset's adjusted basis for United States federal income tax purposes except that depreciation deductions shall be computed in accordance with Section 1.38(a) of this Agreement.
     1.10.  "Cash Available for Distribution" means, with respect to any
            ---------------------------------
fiscal period, the excess of all cash receipts of the Partnership from operations and from any and all other sources, including any proceeds from sales, financing or refinancing and any amounts released from reserves, but excluding capital contributions to the Partnership, over the sum of the following amounts (except to the extent paid from capital contributions):
            (a) cash disbursements for all items which are customarily considered to be operating expenses including, without limitation, all payments made to any party pursuant to any of the Basic Agreements in accordance with the Annual Budget for that fiscal period;

            (b) payments of interest, principal and premium under any indebtedness of the Partnership;
            (c) payments made for capital construction, acquisitions, alterations or improvements in accordance with the Annual Budget for that fiscal period; and
            (d)  any cash disbursements in excess of those referred to in clause (a) above and any payments in excess of those referred to in clause
(c) above ratified by the Steering Committee and reasonable amounts set aside as reserves by the Steering Committee for working capital, contingent liabilities, replacements or for any of the expenditures described in clauses
(a), (b) and (c) above, or as otherwise deemed reasonable by the Steering Committee to meet the current or anticipated needs of the Partnership.
     1.11. "CODE" means the United States Internal Revenue Code of 1986, as amended.
     1.12.  "Confidential Information" means (a) all proprietary information and
            --------------------------
materials, patentable or otherwise, of a party which is disclosed by or on behalf of such party to the other party, including, without limitation, DNA sequences, vectors, cells, substances, formulations, techniques, methodology, equipment, data, reports, know-how, preclinical and clinical trials and the results thereof, sources of supply, patent positioning and business plans, including any negative developments, and (b) any other information designated by the disclosing party to the other party as confidential or proprietary, whether or not related to making, using or selling Licensed Products.

                   CONFIDENTIAL MATERIAL OMITTED AND FILED
                 SEPARATELY WITH THE SECURITIES AND EXCHANGE
                COMMISSION.  ASTERISKS DENOTE SUCH OMISSIONS.


     1.13.  "Continuing Partner" is defined in Section 5.2(d) of this
            ---------------------
Agreement.
     1.14.  "Development Cost" means (a) ***************** and
            ------------------
**************** attributable to ** ********, as determined in accordance with generally accepted cost accounting practices in the country of the activity, plus (b) ***** ******* ***** of such ***** **** and ****************, plus (c) any *********** ***** permitted to be incurred under Section ****** of this Agreement and (d) ********** ************* *****.

     1.15.  "Discontinuing Partner" is defined in Section 5.2(d) of this
            -----------------------
Agreement.
     1.16.  "Excess Negative Balance" for a Partner means the excess, if any,
            -------------------------
of (a) the negative balance in a Partner's Capital Account after reducing such balance by the net adjustments, allocations and distributions described in United States Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) and
(6) which, as of the end of the Partnership's taxable year are reasonably expected to be made to such Partner, over (b) the sum of (i) the amount, if any, which the Partner is required to restore to the Partnership upon liquidation of such Partner's interest in the Partnership (or which is so treated pursuant to United States Treasury Regulations under Code Section
704) and (ii) that portion of any indebtedness of the Partnership (other than any Partnership liability to the extent that the liability is nonrecourse for purposes of United States Treasury Regulation Section 1.1001-2) with respect to which the Partner bears the economic risk of loss that such indebtedness would not be repaid out of the Partnership's assets if all of the Partnership's assets were sold at their respective Carrying Values as of the end of the fiscal year or other period and the proceeds from the sales were used to pay the Partnership's liabilities. For purposes of clause (ii) above, the amounts computed pursuant to clause (i) above for each Partner shall be considered to be proceeds from the sale of the assets of the Partnership to the extent such amounts would be available to satisfy (directly or indirectly) the indebtedness specified in clause (ii) above.
     1.17.  "Excluded Field" is defined in Section 1.34 of this Agreement.
            ----------------
     1.18.  "Executive Officers" means the executive officer of AHP in charge
            --------------------
of pharmaceutical operations of Wyeth and the chief executive officer of GI.
     1.19.  "Filings" means a consent, approval, order or authorization of,
            ---------
or registration, qualification, designation, declaration, filing, clearance, exemption or notification with or by a governmental authority.
     1.20.  "Gene Therapy" means the genetic modification of human somatic
            --------------
cells by the introduction of exogenous DNA or RNA into those somatic cells for the purpose of expressing IL-12 in vivo for the treatment or prevention of disease or genetic defect.
     1.21.  "GI" means Genetics Institute, Inc., a Delaware corporation and
            ----
the sole stockholder of GI Sub.
     1.22.  "GI Development Agreement" means the GI Research and Development
            --------------------------
Agreement in the form of Exhibit B to this Agreement to be entered into between GI and/or a GI Affiliate and the Partnership.

     1.23.  "GI Distribution Agreement" means the Distribution Agreement to
            ---------------------------
be entered into between GI and/or a GI Affiliate and the Partnership pursuant to Section 5.6 of this Agreement.
     1.24.  "GI Know-How" means all information, patentable or otherwise, of
            -------------
GI, developed, applied or acquired by GI (other than information licensed to
GI pursuant to the terms of Section 6.1 of the License Agreement) as of and during the term of the License Agreement in connection with the invention or development of IL-12, relating to the identification, characterization, use or production of IL-12 which is reasonably useful or necessary or is required to develop, use, register, manufacture, formulate, fill and finish, distribute and/or sell Licensed Products including, without limitation, scientific discoveries, developments, preclinical data, clinical data, and marketing approvals and regulatory filings and records related thereto. "GI Know-How" shall not include Roche's interest in the information or know-how licensed to GI under the Roche Cross- License and Wistar's interest in the information or know-how licensed to GI and its affiliates under the Wistar License.
     1.25.  "GI Patent Rights" means, with respect to IL-12 or any Licensed
            ------------------
Products, all patents and patent applications (which for all purposes of this Agreement shall be deemed to include certificates of invention and applications for certificates of invention and priority rights) developed, applied or acquired by GI (other than those licensed to GI pursuant to the terms of Section 6.1 of the License Agreement) as of and during the term of the License Agreement (including any reissues, extensions or other governmental acts which effectively extend the period of
exclusivity by the patent holder, substitutions, confirmations, registrations, revalidations, additions, continuations, continuations-in-part, or divisions of or to any of the foregoing) which are reasonably useful or necessary or are required to develop, use, register, manufacture, formulate, fill and finish, distribute and/or sell Licensed Products. "GI Patent Rights" shall not include Roche's interest in the patents and patent applications licensed to GI under the Roche Cross-License and Wistar's interest in the patents and patent applications licensed to GI and its affiliates under the Wistar License.
     1.26.  "GI Sales Territory" means Canada, Mexico and the United States
            --------------------
(including its territories and possessions).
     1.27.  "GI Sub" means GI Drug Design, Inc., a Delaware corporation and
            --------
wholly-owned subsidiary of GI.
     1.28.  "Governance Agreement" means the Governance Agreement among AHP,
            ----------------------
GI and Holdings dated January 16, 1992.
     1.29.  "Holdings" means AHP Biotech Holdings, Inc., a Delaware
            ----------
corporation.
     1.30.  "IL-12" means: (a) the proteins, peptides or polypeptides,
            -------
referred to as NKSF, CLMF or IL-12, which are described or claimed in the GI and/or Roche patent applications set forth on Schedule A to this Agreement
(the "Protein"); (b) the subunits of the Protein or combination of such subunits to form the Protein; (c) the polynucleotides ("PNs") which encode the Protein, the subunits of the Protein and/or subsequences thereof; (d) any modified form of the Protein; or (e) naturally occurring allotypic variant or mutant forms of the Protein or of the PNs.

     1.31.  "IND" means an Investigational New Drug application or its
            -----
equivalent or any corresponding foreign filing.
     1.32.  "Internal Revenue Service" means the United States Internal
            --------------------------
Revenue Service.
     1.33.  "License Agreement" means the License Agreement in the form of
            -------------------
Exhibit C to this Agreement to be assigned to the Partnership by GI Sub.
     1.34.  "Licensed Field" means the prevention or treatment of disease in
            ----------------
humans through the use of Licensed Products, including, without limitation, Gene Therapy and Vaccine Adjuvant uses and applications thereof. The
Licensed Field shall exclude all diagnostic, research reagent and animal health uses and applications thereof (the "Excluded Field").
     1.35.  "Licensed Products" means IL-12 and any and all formulations,
            -------------------
mixtures or compositions thereof (including those containing more than one active ingredient) which, or the use, making or manufacturing of which, is covered by a Valid Claim of any of the GI Patent Rights, Roche Patent Rights
or Wistar Patent Rights and/or embodies any GI Know-How, Roche Know-How or Wistar Know-How.
     1.36.  "Major Decision" is defined in Section 4.2(b) of this Agreement.
            ----------------
     1.37.  "Marketing Organization" means either GI or Wyeth or their
            ------------------------
designated Affiliates as the context requires.
     1.38.  "Net Profits" and "Net Losses" mean the taxable income or loss,
            ------------------------------
as the case may be, for a period (or from a transaction) as determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be separately stated pursuant to Code Section 703(a)(1) shall be included in taxable income or loss) computed with the following adjustments:
        (a) Items of gain, loss and deduction shall be computed based upon the Carrying Values of the Partnership's assets rather than upon the assets' adjusted bases for United States federal income tax purposes, and, in particular, the amount of any deductions for depreciation or amortization with respect to an asset for a period shall equal such asset's Carrying Value multiplied by a fraction the numerator of which shall be the amount of depreciation or amortization with respect to such asset allowable for federal income tax purposes for such period and the denominator of which shall be such asset's adjusted basis (it being understood that this provision shall not supersede the provision in Section 4.5(b) of this Agreement providing for election under Code Section 754);
        (b) Any tax-exempt income received by the Partnership shall be included as an item of gross income;
        (c) The amount of any adjustments to the Carrying Values of any assets of the Partnership pursuant to Code Section 743 shall not be taken into account (it being understood that this provision shall not supersede the provision in Section 4.5(b) of this Agreement providing for election under Code Section 754); and
        (d) Any expenditure of the Partnership described in Code Section 705(a)(2)(B) (including any expenditures treated as being described in Section 705(a)(2)(B) pursuant to United States

Treasury Regulations under Code Section 704(b)) shall be treated as a deductible expense.
     1.39.  "Operating Plan" is defined in Section 4.4 of this Agreement.
            ----------------
     1.40.  "Other Partner" is defined in Section 5.2(c) of this Agreement.
            ---------------
     1.41.  "Parent Company Agreement" means the Parent Company Agreement in
            --------------------------
the form of Exhibit D to this Agreement to be entered into among AHP, GI and Holdings.
     1.42.  "Partner" means either AHP Sub or GI Sub; "PARTNERS" means AHP
            ---------
Sub and GI Sub.
     1.43.  "Partnership Settlement Agreement" is defined in Section 4.5(c) of
            ----------------------------------
this Agreement.
     1.44.  "Percentage Shares" is defined in Section 6.1(b) of this Agreement.
            -------------------
     1.45.  "PLA" means a Product License Application or its equivalent or
            -----
any corresponding foreign product license application.
     1.46.  "Preventative Vaccine Adjuvant Licensed Product" means a Licensed
            ------------------------------------------------
Product which is used or intended for use as a Vaccine Adjuvant to prevent contraction of a disease.
     1.47.  "Project Director" means the project director selected by either
            ------------------
AHP Sub or GI Sub as set forth in Section 4.3 of this Agreement.
     1.48.  "Project Team" means the project team as set forth in Section 4.3
            --------------
of this Agreement.
     1.49.  "Requisite Majority" means at least a majority of the members
            --------------------
of the entire Steering Committee, provided that such
majority always shall include at least one member who is a designee of AHP Sub and at least one member who is a designee of GI Sub.
     1.50.  "Roche" means Hoffmann-La Roche Inc., a New Jersey corporation
            -------
and/or F. Hoffmann-La Roche Ltd., a Swiss corporation.
     1.51.  "Roche Cross-License" between GI and Roche dated as of July 7,
            ---------------------
1994, implementing the Heads of Agreement, as amended, dated as of May 4, 1992.
     1.52.  "Roche Know-How" means Roche's interest in all
            ----------------
information, patentable or otherwise, acquired by non-exclusive license, with limited rights to sublicense, by GI under the Roche Cross-License.
     1.53.  "Roche Patent Rights" means Roche's interest in all patents and
            ---------------------
patent applications acquired by non- exclusive license, with limited rights to sublicense, by GI under the Roche Cross-License.
     1.54.  "Sales Territory" means either the GI Sales Territory or the Wyeth
            -----------------
Sales Territory as the context requires.
     1.55.  "Section 704(c) Assets" is defined in Section 6.3 of this Agreement.
            -----------------------
     1.56.  "Sole Partner" is defined in Section 5.2(c) of this Agreement.
            --------------
     1.57.  "Steering Committee" means the steering committee as set forth in
            --------------------
Section 4.1 of this Agreement.
     1.58.  "Sublicensee" means a third party which is not an Affiliate of a
            -------------
party and to whom such party has granted a sublicense to develop, use, register, formulate, fill and finish,

                   CONFIDENTIAL MATERIAL OMITTED AND FILED
                 SEPARATELY WITH THE SECURITIES AND EXCHANGE
                COMMISSION.  ASTERISKS DENOTE SUCH OMISSIONS.

distribute and/or sell Licensed Products. Without limiting the generality of the foregoing, a Sublicensee shall be deemed to include any third party who is granted a sublicense hereunder by a party pursuant to the terms of the outcome or settlement of any infringement or threatened infringement action.
     1.59.  "Territory" means all countries throughout the world except Japan.
            -----------
     1.60.  "Therapeutic Area" means a distinct class of diseases or
            ------------------
indications, such as, but not limited to, the following areas: *******; ******; ********* *********; ********** and ******; ********; *********; ***;
************; ************ ***** *******; **********; **********; ********;
*********; ***** *******; or ******.  For purposes of this definition, any use of IL-12 in the Gene Therapy or Vaccine Adjuvant fields shall be considered a separate Therapeutic Area even if such use involves one of the foregoing classes of diseases or indications.
     1.61.  "Therapeutic Vaccine Adjuvant Licensed Product" means a Licensed
            -----------------------------------------------
Product which is used or intended for use as a Vaccine Adjuvant to treat or cure active or latent disease. A Licensed Product which is purposefully developed as both a Preventative Vaccine Adjuvant Licensed Product and a Therapeutic Vaccine Adjuvant Licensed Product shall be deemed a Therapeutic Vaccine Adjuvant Licensed Product for purposes of this Agreement.
     1.62.  "Vaccine Adjuvant" means the use of IL-12 in combination with an
            ------------------
immunogen (e.g., viral proteins, parasite proteins or miscellaneous antigens) or polynucleotides encoding an immunogen to enhance, suppress or otherwise modulate the immune system in response to disease or the threat of disease, whether in vivo or ex vivo. For purposes of this Section 1.55, "combination"
        -------    -------
shall mean use in conjunction with, simultaneously with (combined or uncombined) or sequentially with an immunogen.
      1.63.  "Wistar" means The Wistar Institute of Anatomy and Biology, a
              ------
Pennsylvania nonprofit corporation.
      1.64.  "Wistar Know-How" means Wistar's interest in all information,
              ---------------
patentable or otherwise, acquired by license by GI and its affiliates under the Wistar License.
      1.65.  "Wistar License" means the License Agreement between GI and
              --------------
Wistar dated June 30, 1992, as amended from time to time.
      1.66.  "Wistar Patent Rights" means Wistar's interest in all patents
              --------------------
and patent applications acquired by license by GI and its affiliates under the Wistar License.
      1.67.  "Wyeth" means the Wyeth-Ayerst Laboratories division of AHP.
              -----
      1.68.  "Wyeth Development Agreement" means the Wyeth Research and
              ---------------------------
Development Agreement in the form of Exhibit E to this Agreement to be entered into between AHP, acting through Wyeth, and/or a Wyeth Affiliate and the Partnership.
      1.69.  "Wyeth Distribution Agreement" means the Distribution Agreement
              ----------------------------
to be entered into between AHP, acting through Wyeth, and/or a Wyeth
Affiliate and the Partnership pursuant to Section 5.6 of this Agreement.
      1.70.  "Wyeth Sales Territory" means all countries throughout the
              ---------------------
world other than Canada, Japan, Mexico and the United States (including its territories and possessions).

                  ARTICLE II.  FORMATION OF THE PARTNERSHIP
                  -----------------------------------------

     2.1. FORMATION. AHP Sub and GI Sub do hereby form the Partnership as a general partnership under the laws of the State of Delaware for the purpose set forth herein and upon the terms and conditions set forth in this Agreement. The rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the laws of the State of Delaware.
     2.2. NAME OF PARTNERSHIP. The name of the Partnership shall be "IL-12 Partners," or such other name as the Partners may from time to time determine, under which all business of the Partnership shall be conducted.
The Steering Committee shall cause to be filed on behalf of the Partnership, in connection with the name under which the Partnership conducts its business, such partnership or doing business, assumed or fictitious name certificate or certificates as may from time to time be required by law.
     2.3. BUSINESS OF PARTNERSHIP. The business of the Partnership shall be to develop, use, register, formulate, fill and finish, distribute and sell Licensed Products in the Territory in the Licensed Field, upon the terms and conditions set forth in this Agreement. The business of the Partnership shall not be extended beyond the matters described in this Agreement without the consent of the Partners.
     2.4. PLACE OF BUSINESS OF PARTNERSHIP. The principal place of Business of Partnership. The principal place of business of the Partnership shall be located at 87 CambridgePark Drive, Cambridge, Massachusetts 02140. The Partners may, at any time and from time to time, change the location of the Partnership's principal place of business and may establish such additional place or places of business of the Partnership as they may from time to time determine.
     2.5. DURATION OF PARTNERSHIP. The term of this Agreement shall commence on the date hereof and continue until dissolution and termination of the Partnership or December 31, 2094, whichever occurs first.
     2.6. TITLE OF PARTNERSHIP PROPERTY. All property owned by the Partnership, whether real or personal, tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually, shall have any sole ownership of such property but both Partners shall have joint beneficial ownership of such property through the Partnership. The Partnership may hold any of its assets in its own name or, alternatively, if required by applicable law, in the name of one Partner, in which case the other Partner shall have equal beneficial ownership of such property, or in the name of its nominee, which nominee may be one or more individuals, partnerships, trusts or other entities.
     2.7. PARTITION. The Partners hereby agree that no Partner, nor any successor-in-interest to any Partner, shall have the right while this Agreement remains in effect to have the property of the Partnership partitioned, or to file a complaint or institute any proceeding at law or in equity to have the property of the Partnership partitioned, and each Partner, on behalf of itself, its successors and assigns, hereby waives any such right regardless of whether the property is registered in the name of one Partner.
It is the intention of the Partners that during the term of this Agreement, the rights of the Partners and their successors-in-interest, as among themselves, shall be governed by the terms of this Agreement, and that the right of any Partner or successor-in-interest to assign, transfer, sell or otherwise dispose of its interest in the Partnership's properties shall be subject to the limitations and restrictions of this Agreement.
     2.8. FISCAL YEAR. The fiscal year of the Partnership shall end on December 31 of each calendar year.
     2.9. NO INDIVIDUAL AUTHORITY. Neither Partner, acting alone, shall have any authority to act for, or to undertake or assume any obligation, debt, duty or responsibility on behalf of, the other Partner or the Partnership except as expressly provided in this Agreement.
     2.10. EXCULPATION. The Partners shall perform their duties under this Agreement with ordinary prudence and in a manner characteristic of businesspersons in similar circumstances. Neither Partner shall have any liability whatsoever to the Partnership or to the other Partner to the extent such liability is caused by any act or by the failure to do any act undertaken or failed to be undertaken by such Partner in its capacity as a Partner (but not to the extent such liability is caused by such Partner in its capacity as a Sole Partner or Continuing Partner or in its capacity as a party to any of the Basic Agreements) if (a) the loss suffered by the Partnership arises out of a reasonable mistake in judgment of the Partner, (b) the Partner, in good faith, determined that the action or lack of action giving rise to the loss was in the best interest of the Partnership or (c) the action or lack of action giving rise to the loss was based on the advice of counsel; provided, however, that such exculpation from liability shall not apply to any liability for loss caused by any act or by the failure to do any act which arises out of the gross negligence or willful misconduct of the Partner.
        2.11. INDEMNIFICATION. The Partnership shall indemnify and hold harmless each Partner, and each employee, agent or associate of each Partner, against any and all claims, actions, demands, costs, expenses (including reasonable attorneys' fees) and legal proceedings related to the performance or nonperformance of any act concerning the activities of the Partnership, if, and only if, the Partner, or employee, agent or associate, against whom the claim is made or legal proceeding is brought is entitled to exculpation under the provisions of Section 2.10 of this Agreement.

              ARTICLE III.  REPRESENTATIONS AND WARRANTIES
              --------------------------------------------
        3.1. REPRESENTATIONS OF AHP SUB. AHP Sub hereby represents and warrants to GI Sub as follows:
             (a)  ORGANIZATION AND STANDING.  AHP is a
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. AHP Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Each of AHP and AHP Sub has full corporate power and authority to conduct its
business as presently conducted and as proposed to be conducted by it.   Each
of AHP and AHP Sub has full corporate power and authority to enter into and perform the Basic Agreements and to carry out the transactions contemplated by the Basic Agreements.
        (b)  AUTHORITY FOR AGREEMENT.   The execution, delivery and
performance by AHP (either acting itself or through Wyeth) and AHP Sub of the Basic Agreements have been duly authorized by all necessary corporate action, and the Basic Agreements have been or will be duly executed and delivered by AHP (either acting itself or through Wyeth) and AHP Sub. The Basic Agreements constitute or will constitute the valid and binding obligations of AHP (either acting itself or through Wyeth) and AHP Sub enforceable in accordance with their terms, subject as to enforcement of remedies to applicable bankruptcy, insolvency, reorganization or similar laws affecting generally the enforcement of creditors' rights and subject to a court's discretionary authority with respect to the granting of a decree ordering specific performance or other equitable remedies. The execution of and performance of the transactions contemplated by the Basic Agreements and compliance with their provisions by AHP (either acting itself or through Wyeth) and AHP Sub will not violate any provision of law and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, the charter documents or by-laws of AHP or AHP Sub or any indenture, lease, a greement or other instrument to which AHP (either directly or through Wyeth) or AHP Sub is a party or by which they or any of their respective properties are bound, or any decree, judgment, order, statute, rule or regulation applicable to AHP (either directly or through Wyeth) or AHP Sub.

        (c) GOVERNMENTAL CONSENTS. No Filings with or by any government authority are required on the part of AHP (either directly or through Wyeth) or AHP Sub in connection with the execution and delivery of the Basic Agreements or the transactions contemplated by the Basic Agreements, except for (i) such Filings as shall have been made prior to and shall be effective as of the date hereof and (ii) regulatory approvals relating to the testing, production or marketing of any Licensed Product.
        (d) LITIGATION. There is no action, suit, proceeding or investigation pending, or, to the best of AHP Sub's knowledge, any basis therefor or threat thereof, against AHP (either directly or through Wyeth) or AHP Sub which questions the validity of the Basic Agreements or the right of AHP (either acting itself or through Wyeth) or AHP Sub to enter into the Basic Agreements, or which is likely to result, either individually or in the aggregate, in the inability of AHP (either acting directly or through Wyeth) or AHP Sub to perform the transactions contemplated by the Basic Agreements.
        (e) BROKERS. No agent, broker, investment banker, person or firm acting on behalf of AHP (either directly or through Wyeth) AHP Sub or any of their Affiliates is, or will be, entitled to any broker or finder's fee or any other commission or similar fee, directly or indirectly, in connection with any of the transactions contemplated by the Basic Agreements.
        3.2. REPRESENTATIONS OF GI SUB. GI Sub hereby represents and warrants to AHP Sub as follows:

        (a) ORGANIZATION AND STANDING. Each of GI and GI Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as presently conducted and as proposed to be conducted by it. Each of GI and GI Sub has full corporate power and authority to enter into and perform the Basic Agreements and to carry out the transactions contemplated by the Basic Agreements.
        (b) AUTHORITY FOR AGREEMENT. The execution, delivery and performance by GI and GI Sub of the Basic Agreements have been duly authorized by all necessary corporate action, and the Basic Agreements have been or will be duly executed and delivered by GI and GI Sub. The Basic Agreements constitute or will constitute the valid and binding obligations of GI and GI Sub enforceable in accordance with their terms, subject as to enforcement of remedies to applicable bankruptcy, insolvency, reorganization or similar laws affecting generally the enforcement of creditors' rights and subject to a court's discretionary authority with respect to the granting of a decree ordering specific performance or other equitable remedies. The execution of and performance of the transactions contemplated by the Basic Agreements and compliance with their provisions by GI and GI Sub will not violate any provision of law and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, the charter documents or by-laws of GI or GI Sub, or any indenture, lease, agreement or other instrument to which GI or GI Sub is a party or by which they or any of their respective properties are bound, or any decree, judgment, order, statute, rule or regulation applicable to GI or GI Sub.
           (c) GOVERNMENTAL CONSENTS. No Filings with or by any governmental authority are required on the part of GI or GI Sub in connection with the execution and delivery of the Basic Agreements or the transactions contemplated by the Basic Agreements, except for (i) such Filings as shall have been made prior to and shall be effective as of the date hereof and
(ii) regulatory approvals relating to the testing, production or marketing of any Licensed Product.
           (d) LITIGATION. There is no action, suit, proceeding or investigation pending, or, to the best of GI Sub's knowledge, any basis therefor or threat thereof, against GI or GI Sub which questions the validity of the Basic Agreements or the right of GI or GI Sub to enter into the Basic Agreements, or which is likely to result, either individually or in the aggregate, in the inability of GI or GI Sub to perform the transactions contemplated by the Basic Agreements.
           (e) BROKERS. No agent, broker, investment banker, person or firm acting on behalf of GI, GI Sub or any of their Affiliates is, or will be, entitled to any broker or finder's fee or any other commission or similar fee, directly or indirectly, in connection with any of the transactions contemplated by the Basic Agreements.


                     ARTICLE IV.  MANAGEMENT
                     -----------------------

     4.1. STEERING COMMITTEE. The Partnership shall be managed by a Steering Committee composed of eight (8) members, four (4)





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of whom shall be designated by AHP Sub in its discretion and four (4) of whom shall be designated by GI Sub in its discretion. The members initially designated by AHP Sub are *****************, **************************,
*********************, and ********************** and the members initially designated by GI Sub are *******************, ************,
**********************, and ****************  There shall be a Chairman of the
Steering Committee who shall be appointed for a one-year term, provided that the term of the Chairman first appointed under this Agreement shall expire on December 31, 1995. The Chairman shall be alternately designated by the Partners, with the first such designation being made by GI Sub. The number of members comprising the Steering Committee may not be increased or decreased without the written consent of each Partner. If any member of the Steering Committee dies, resigns or becomes incapacitated, the Partner which designated such member shall designate his successor (whose term shall commence immediately), and any Partner may withdraw the designation of any of its members of the Steering Committee and designate a replacement (whose term shall commence immediately) at any time by giving notice of the withdrawal and replacement to the other Partner.
        4.2.  AUTHORITY OF THE STEERING COMMITTEE.
              (a) The overall business of the Partnership shall be managed by the Steering Committee with the objective of reaching consensus. Subject to the provisions of paragraph (b) below, all acts of management of the Partnership shall be taken by the Steering Committee or by agents duly authorized in writing by the Steering Committee. No individual Partner shall purport to act as an agent of the Partnership unless, and then only to the extent, authorized to do so by the Steering Committee.
        (b) All Major Decisions of the Partnership shall be made by the Steering Committee acting by Requisite Majority. As used in this Agreement, the term "Major Decisions" shall mean:
        (i) approval of Annual Budgets and subsequent revisions to such Annual Budgets;
       (ii)  approval of strategic plans and the implementation thereof;
      (iii)  approval of product and clinical development plans;
       (iv)  approval of product registration and labelling  plans;
        (v) approval of formulation, filling and finishing plans and budgets therefor;
       (vi) approval of material services to be purchased by the joint venture from AHP, GI or their respective Affiliates or from third parties;
      (vii) direction of negotiations regarding commercial transactions, including, but not limited to, transactions with AHP, GI or their respective Affiliates;
     (viii) approval of the timing and amount of the contribution by the Partners of capital to the Partnership and, taking into consideration such factors as the capital requirements of the Partnership and a preference for current distributions, the distribution of Cash Available for Distribution to the Partners;
       (ix) appointment or removal of independent public accountants and legal counsel and approval of services to be purchased from such third parties;
        (x) commencement, prosecution, defense or settlement of any litigation or arbitration or potential litigation or arbitration;
       (xi)   incurrence of debt and/or equity financing from third parties;
      (xii)   purchase, acquisition or formation of another entity or business;
     (xiii) creation of liens, mortgages, pledges or other forms of encumbrances upon any of the assets of the Partnership;
      (xiv) sale, lease, transfer or exchange of significant parts of the business or assets of the Partnership;
       (xv) approval of material cash disbursements, payments and amounts to be set aside as reserves;
      (xvi) any agreement by the Partnership to extend the statute of limitations for the assessment of any tax liability;
     (xvii) a decision by the Partnership (or by a Partner or any of its Affiliates on behalf of the Partnership) to license-in or acquire patent or know-how rights related to IL-12, the cost of which, in whole or in part, shall be paid by the Partnership;
    (xviii) a decision by the Partnership to initiate or to fund infringement litigation pursuant to Section 6.3 of the License Agreement;
      (xix) a decision by the Partnership to develop and/or commercialize a particular Licensed Product in either the Gene Therapy or Vaccine Adjuvant field through the Partnership (it being understood that not all research and development conducted by the Partnership shall necessarily constitute such a decision and that the Steering Committee shall document when and which particular Licensed Products have been selected for development and/or commercialization through the Partnership);
       (xx) a decision whether to enter into an agreement with a third party commercial collaborator with respect to a Licensed Product for a particular Gene Therapy or Vaccine Adjuvant use;
      (xxi) any other matter which might substantially affect the financial condition, operations or business of the Partnership; and
     (xxii) any matter reasonably designated as a "Major Decision" by either Partner.
        (c) Anything to the contrary notwithstanding, the foregoing right of the Partners to participate in Major Decisions shall be subject to (i) the rights of GI set forth in Section 5.2(b) of this Agreement, Section 2.1(b) of the GI Development




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Agreement and Sections 5.1, 5.3, 6.2, 6.3, 7.1, 7.3, 8.2 and 8.4 of the License
Agreement, (ii) the rights of GI or a GI Affiliate to be set forth in the GI Distribution Agreement to be entered into pursuant to Section 5.6 and (iii) the rights of Wyeth or a Wyeth Affiliate to be set forth in the Wyeth Distribution Agreement to be entered into pursuant to Section 5.6 of this Agreement.
Further, the foregoing right of the Partners to participate in Major Decisions shall be subject to the provisions of Section 4.8 of this Agreement.
             (d) The Chairman of the Steering Committee shall preside at all meetings of the Steering Committee, shall appoint a member for keeping minutes and shall perform such other duties and possess such other powers as the Steering Committee may from time to time determine.
        4.3. PROJECT TEAM AND DIRECTORS.
             (a) Except as provided in paragraph (c) below, subject to the overall direction of the Steering Committee, the day-to-day operations of the Partnership shall be managed by an evolving Project Team whose members shall be designated by the Partners, in their discretion, in roughly equal numbers. The membership of the Project Team shall vary from time to time based on the then-current development and commercialization needs of the Partnership. In addition, each of the Partners shall at all times have designated a Project Director and the Project Directors shall work together to coordinate the activities of the Project Team. The Project Director initially designated by AHP Sub is ********************** and the Project Director initially designated by GI Sub is **************** Within 30 days of the execution of this Agreement, the Partners, with the assistance of the Project Directors, shall establish the initial membership of the Project Team.
           (b) All decisions of the Project Team shall be made with the objective of reaching consensus. The responsibilities of the Project Team shall include, but not be limited to, (i) preparation of a research strategy and global development plan as soon as possible, (ii) preparation of a registration and position strategy document prior to the initiation of the first Phase III clinical trial conducted in the Territory and (iii) the preparation of the Operating Plans and Annual Budgets contemplated by Section
4.4 of this Agreement.  The Project Team shall also be responsible for
(w) the development and submission to the Steering Committee of proposals relating to the Major Decisions described in Sections 4.2(b)(i)-(viii) and
(xvii), (x) review of all laboratory, preclinical, clinical, production and other scientific data relating to IL-12 submitted to the Partnership, (y) planning and coordination of all preclinical and clinical trials and preparation of analyses of the data generated thereby for distribution to the Marketing Organizations and (z) coordinating review of publications by the Partners. The Project Team shall report to the Steering Committee at such regular intervals as the Steering Committee shall determine in order to maximize coordination between the Marketing Organizations.
           (c) In the event that the Partnership shall decide to develop and/or commercialize a Licensed Product for a particular Gene Therapy or Vaccine Adjuvant use through the Partnership as described in Section
4.2(b)(xix) of this Agreement, a separate




                                       31
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                COMMISSION.  ASTERISKS DENOTE SUCH OMISSIONS.


project team shall be established for such Licensed Product at the time of such determination. The structure and responsibilities of each such project team shall be determined by the Steering Committee at such time.
     4.4. Annual Budgets. The Partners hereby agree that attached hereto as Schedule B is the operating expenditure budget for the period from the date of this Agreement through December 31, 1994. The Steering Committee shall cause to be prepared by the Project Team an annual operating plan ("Operating Plan") for each full fiscal year of the Partnership which shall include an analysis of all strategic development and marketing plans of the Partnership for such fiscal year. In addition, the Steering Committee shall cause to be prepared by the Project Team an annual budget (the "Annual Budget") for each full fiscal year of the Partnership, commencing with the fiscal year ending
December 31, 1995, on or before 60 days prior to the commencement of such fiscal year. The Annual Budget shall be reviewed by the Steering Committee and shall not be effective until approved by a Requisite Majority of the Steering Committee. In the event that a Requisite Majority shall fail to approve an Annual Budget prior to the commencement of any fiscal year, the Partnership shall, unless an affirmative vote to the contrary is taken by a Requisite Majority, maintain (for a period of no more than ************** ****** from the commencement of such fiscal year) a level of operations and expenditures equivalent to that called for in the prior operating expenditure budget or Annual Budget. The Annual Budget shall set forth in reasonable detail (a) a schedule of activities expected to be performed or sponsored by the





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Partnership and the anticipated cost of each such activity, (b) a projected profit and loss statement for the fiscal year on a quarterly basis, (c) a projected balance sheet as of the end of each fiscal year, (d) a schedule of projected cash flow, including a schedule of sources and applications of funds for each fiscal year and (e) any other information any member of the Steering Committee may reasonably request. Anything to the contrary notwithstanding, the Partners agree to fund the development of IL-12 in the *********, *** and ******** Therapeutic Areas through the completion of the ***** ******** ******** ***** in each such Therapeutic Area.
        4.5.  ACCOUNTING AND INTERNAL CONTROLS.
              (a) The Partnership shall conduct its business at all times in accordance with the highest standards of business ethics. The Partnership shall maintain, for internal accounting control purposes, the Partnership's accounts in accordance with generally accepted accounting principles in the United States consistently applied, and the Partnership shall also maintain, for Capital Account and United States tax purposes, a separate set of the Partnership's accounts in accordance with applicable United States tax laws and regulations. The Partnership specifically shall:
              (i) maintain full and accurate books, records and accounts which shall, in reasonable detail, accurately and fairly reflect all transactions of the Partnership and shall be fully accessible to both Partners;

       (ii)     devise and maintain a system of
                internal accounting controls
                sufficient to provide reasonable
                assurances that (a) transactions are
                executed in accordance with general
                or specific authorizations and (b)
                transactions are recorded as
                necessary to permit preparation of
                financial statements in conformity
                with generally accepted accounting
                principles, to permit preparation of
                all tax returns and to maintain
                accountability for assets;
      (iii)     submit monthly financial statements
                to the Partners; and
       (iv)     appoint, and retain at all times, a
                firm of independent public
                accountants for the purpose of
                reviewing the Partnership's
                accounting systems, financial
                statements and tax returns.  The
                first such firm shall be Arthur
                Andersen & Co.
       (b) The Partnership books shall be kept by GI Sub on behalf of the Partnership on the accrual method of accounting, or on such other method of accounting as the Partners may from time to time determine, and shall be closed and balanced at the end of each fiscal year. The Partnership shall make an election under Section 754 with respect to the acquisition by AHP Sub of its interest in the Partnership and all other tax elections shall be made as directed by the Steering Committee from time to time. For income tax purposes, the Partnership shall treat its acquisition of interests in patents from GI Sub as a transaction not involving the acquisition of assets constituting a trade or business or a substantial portion thereof within the meaning of Code Section 197(e)(4). The Steering Committee shall cause the preparation and filing of all required national and local Partnership income tax returns. GI Sub shall be reimbursed quarterly by the Partnership for Development Costs of accounting staff utilized by GI Sub and its Affiliates (including out-of-pocket costs for independent public accountants to the extent authorized by the Steering Committee pursuant to Section 4.2(b)(ix) of this Agreement) in maintaining books and records, filing tax returns and otherwise performing accounting activities on behalf of the Partnership.
          (c) GI Sub shall initially be the tax matters partner for the Partnership pursuant to Sections 6221-6231 of the Code. The authority of GI Sub shall be limited by Section 4.2 of this Agreement and as follows:
          (i) Because the terms of any settlement agreement between the Internal Revenue Service and GI Sub ("Partnership
               Settlement Agreement") entered into under Code Section 6224(c)(1) may prejudice AHP Sub's ability to reach a settlement with the Internal Revenue Service on matters resolved by the Partnership Settlement Agreement, GI Sub shall not enter into any Partnership Settlement Agreement with respect to the Partnership which binds AHP Sub and shall not enter into any Partnership Settlement
               Agreement with respect to the Partnership without the prior written consent of AHP Sub, which consent shall not be unreasonably withheld or delayed.
       (ii)     Because under Code Section 6227(b),
                a tax matters partner can file an
                administrative adjustment request on
                behalf of the Partnership, and
                because such request may, at the
                discretion of the Internal Revenue
                Service, result in a decision
                binding the entire Partnership
                without a partnership proceeding at
                which any Partner has the right to
                participate, GI Sub shall not file a
                Code Section 6227(b) administrative
                adjustment request with respect to
                the Partnership without the prior
                written consent of AHP Sub, which
                consent shall not be unreasonably
                withheld or delayed.  The foregoing
                shall not be construed to limit the
                ability of any Partner, including GI
                Sub, to file an administrative
                adjustment request on its own behalf
                pursuant to Code Section 6227(c).
      (iii)     The Partners agree that it is in the
                best interests of the Partnership to
                pursue a coordinated course of
                action when appealing adjustments
                relating to the Partnership proposed
                by the Internal Revenue Service.  In
                recognition of the foregoing, GI Sub
                may not, without the prior written
                consent of AHP Sub, which consent
                shall not be unreasonably withheld
                or delayed, file a petition for
                judicial review of an
                administrative adjustment request under Code Section
                6228, or a petition for judicial review of a final partnership administrative judgment under Code
                Section 6226 relating to the Partnership.
         (iv)   GI Sub shall give prompt notice to
                AHP Sub of (i) the receipt by GI Sub
                of written notice that the Internal
                Revenue Service or any state or
                local taxing authority intends to
                examine Partnership income tax
                returns for any year; (ii) receipt
                by GI Sub of written notice of the
                beginning of an administrative
                proceeding at the partnership level
                relating to the Partnership under
                Code Section 6223; (iii) receipt by
                GI Sub of written notice of the
                final partnership administrative
                adjustment relating to the
                Partnership pursuant to the
                proceeding under Code Section 6223;
                and (iv) receipt by GI Sub from the
                Internal Revenue Service of any
                request for waiver of any applicable
                statute of limitations with respect
                to any taxable year of the
                Partnership.
          (v)   Because Code Section 6226(a) permits
                only the tax matters partner to file
                for judicial review of a final
                partnership administrative
                adjustment during the first ninety
                (90) days after receipt of notice of
                same, and because Code Section
                6226(b) permits any other partner
                only sixty (60) days after the tax
                matters partner's ninety (90) days
                has expired in which to initiate
                such judicial review, GI Sub
                shall promptly notify AHP Sub if it does not intend to file for judicial review with respect to the Partnership, and such notice shall not be later than ninety (90) days after receipt of notice of the final partnership administrative adjustment.
          (d) Neither Partner (nor its Affiliates) shall be responsible for or have any liability with respect to, and such Partner (and its Affiliates) shall be indemnified and held harmless by the other Partner from and against, any tax or levy imposed on the other Partner's (or its Affiliates') income, profits or gains or loss relating to such other Partner's participation in the Partnership or such other Partner's (or its Affiliates) activities under any of the Basic Agreements, whether such tax or levy is imposed under the laws or regulations of the United States or of any other country or by any other body having the power to tax.
      4.6. ACCESS TO BOOKS AND RECORDS. The Partnership shall permit each of AHP Sub and GI Sub or any authorized representative thereof to visit and inspect the properties of the Partnership, including its corporate and financial records, during normal business hours following reasonable notice and as often as may be reasonably requested.
      4.7. CONSULTATION. AHP and GI shall agree to make their respective corporate officers or other key employees reasonably available for managerial assistance and consultation in accordance with the terms of the Parent Company Agreement.





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       4.8. BUSINESS DEADLOCK.
           (a) It is the intent of the Partners that all Major Decisions to be made by the Steering Committee shall be made by a Requisite Majority. Notwithstanding the foregoing, the Partners recognize that bona fide disputes as to business matters may arise in the conduct of the Partnership's business, which disputes may impair the ability of the Partnership to effectively carry on its business. In the event of the occurrence of a Business Deadlock, either Partner may have the Major Decision causing the Business Deadlock referred to the Executive Officers for resolution by negotiation. A Partner desiring to so refer a Major Decision shall provide a written notice to the other Partner indicating the particular Major Decision it desires to have referred to the Executive Officers and stating the fact that it desires to have such Major Decision resolved by negotiation of the Executive Officers. The Executive Officers shall negotiate in a diligent and good faith manner in an effort to reach a mutually satisfactory resolution within **************** after the written notice is received by the other Partner. Each Executive Officer shall have the right to engage the services of any number of independent experts in the field in question (the individuals so engaged by each Executive Officer to be reasonably acceptable to the other Executive Officer in terms of independence and expertise) to assist the Executive Officer in making a joint determination in the best interest of the Partnership, and each Executive Officer shall be obligated to consider in good faith the analyses and opinions of any such independent experts engaged by either of them in making a





                                       39
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determination.  Such resolution, if any, of the Business Deadlock shall be final and binding on the Partners, and the Partners shall instruct the members of the Steering Committee designated by them to approve such resolution.
        (b) In the event that the Executive Officers are unable to resolve one of the following matters within ********** ********* of its referral to them, GI Sub shall have the right to make the final determination with respect to such issue:
        (i)  whether or not to ******** ************ ******* in a *** ****
             *** or *********** ****;
       (ii)  whether or not to **** an *** or******** ******** ******
             for a ******** **********;
      (iii)  whether or not to **** to ***** ** ******** ****** for a
             ******** **********;
       (iv)  whether or not to **** to ***** *** ******** ****** for a
             ******** **********;
        (v) approval of budgets for the achievement of (i) - (iv), above; and
       (vi) unless the Partnership shall have previously decided to ******* and/or ************* a
             ******** ******* for a ********** ****
             ******* or ******* ******** *** ******* the
             *********** as described in Section
             *********** of this Agreement, whether or not and on what terms to pursue a specific business opportunity with a third party or Wyeth for the *********** and/or
             ***************** of a ********** ********
             ******* in ****** the **** ******* or
             ********************** (such decision





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                COMMISSION.  ASTERISKS DENOTE SUCH OMISSIONS.


                to be reasonably determined by GI Sub, after consultation with AHP Sub, to be in the best interest of the Partnership).
           (c)  The tie-breaking rights of GI Sub set
                forth in Section 4.8(b)(vi) of this Agreement shall not apply to the following circumstances:
           (i) GI recommends to the Steering Committee, pursuant to Section *** of this Agreement, that the Partnership enter into an agreement to ******* and/or ************* a *********** ******* **************** ******* with a third party without ********* rights for the Partnership to *********** in the *********** and
                ***************** of the resulting *********** *******
                ******** ******** *******.  In such an event, a deadlock
                of the Steering Committee can only be overridden by consensus of the Executive Officers.
          (ii)  GI recommends to the Steering
                Committee, pursuant to Section ****** of this Agreement, that the Partnership enter into an agreement to ******* and/or ************ ************ with * ****** ***** ***** all
                ******** ******** ******** ******** ********.  In such an
                event, a deadlock of the Steering Committee can only be overridden by consensus of the Executive Officers.
                Upon approval of an *********
                ********, GI shall, pursuant to GI Development Agreement, first *****

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                          to ***** such rights on commercially reasonable and
                          fair terms on behalf of the Partnership as provided for in Section ****** of this Agreement, it being understood that the Partners shall be free to discuss the terms of such an ***** prior to the approval of the ********* ********.
                                  (d)      In the event that the Executive
Officers are unable to resolve a matter within ******************** of its referral to them and the matter involves regulatory filings or local country marketing or promotional activities, the Partner affiliated with the Marketing Organization having marketing rights in the Sales Territory involved shall have the right to make the final determination with respect to such issue. Notwithstanding the foregoing, the Partners recognize the need to coordinate their regulatory and promotional activities and agree to use good faith efforts not to take any actions that would seriously conflict with the registration or promotional strategy of the other Marketing Organization. In the event the Executive Officers are unable to resolve any other matter within ****** ********* of its referral to them, the Partners shall continue to discuss such matter in good faith until a determination is made.
                                  (e)  Pursuant to the terms of the Parent
Company Agreement, AHP and Holdings shall agree not to exercise any of their rights set forth in Sections 3.05 and 3.07 of the Governance Agreement that would prevent or interfere with the exercise by GI Sub of its tie-breaking rights set forth in this Section 4.8.

        4.9. GLOBAL STRATEGY. The Partners acknowledge that it is in their interest to adopt strategies which harmonize clinical and regulatory strategies throughout the Territory, and that notwithstanding their rights set forth in Section 4.8 of this Agreement with respect to certain Major Decisions, they shall use reasonable and diligent efforts to strive for good communication so that there is an appropriate environment for consensus decision making and for reaching a Requisite Majority. GI Sub further agrees to use commercially reasonable and diligent efforts to work with GI-Yamanouchi, Inc., GI's Japanese joint venture with Yamanouchi Pharmaceutical Co., Ltd. and IL-12 licensee in Japan, and enlist its cooperation in the formulation of a global strategy for development and commercialization of IL-12.

                ARTICLE V.  DEVELOPMENT AND MARKETING ACTIVITIES
                ------------------------------------------------
        5.1.    LICENSE OF TECHNOLOGY.  Upon execution of this Agreement,
GI Sub shall assign its interest in the License Agreement to the Partnership pursuant to the Assignment Agreement. In accordance therewith, the Partnership shall become the Licensee under the License Agreement and shall assume and be responsible for all of the obligations of GI Sub set forth in the License Agreement and for all of the obligations imposed on the Partnership under the Assignment Agreement.

        5.2.    DEVELOPMENT AND COMMERCIALIZATION STRATEGY.
                (a) Subject to the provisions of paragraph (b) below relating to the development and commercialization of IL-12 in the Gene Therapy and Vaccine Adjuvant fields, the Partnership shall establish the overall strategy for the development and commercialization of Licensed Products in the Territory in the Licensed Field. It is the intention of the Partners that all research, pre-clinical, clinical, regulatory and other product development activities (other than bulk Licensed Product manufacturing process development activities which shall be the sole responsibility and expense of GI under the License Agreement and other than Phase IV clinical trials which shall be the sole responsibility and expense of the Marketing Organizations in their respective Sales Territories) shall be purchased by the Partnership from the Partners or their Affiliates to the extent practicable. Simultaneous with the execution of this Agreement, the Partnership shall enter into (i) the GI Development Agreement with GI and (ii) the Wyeth Development Agreement with AHP, acting through Wyeth, pursuant to which each of GI and Wyeth shall conduct those product development activities requested by the Partnership as provided therein. With respect to all product development activities required by the Partnership, the Partnership shall take into consideration the extent to which the Partners or their Affiliates offer special expertise that can advance the development of IL-12 in contracting for their services. Each of AHP Sub and GI Sub agrees and, pursuant to the Parent Company Agreement, each of AHP and GI agrees to make their services available to the Partnership to the extent reasonably requested by the Partnership. All product development activities purchased by the Partnership from the Partners or their Affiliates shall be purchased at such Partner's or Affiliate's Development Cost. In connection with all such product





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development activities, the Partners and their Affiliates shall have the right to subcontract with third parties for services to the extent they would generally seek third party assistance in connection with the development of their other pharmaceutical products. For example, such assistance may include subcontracts for research collaborations, preclinical and clinical investigations, toxicology studies and clinical monitoring. In the event the Partnership determines that the Partners and their Affiliates are unable to provide certain product development services, the Partnership shall have the right to purchase such services from unrelated third parties.
        (b)  The Partners anticipate that the Partnership, subject to
Section 5.7, will enter into collaborations with third parties
(including Wyeth) to access vaccine and/or gene therapy products or technologies in order to develop and/or commercialize IL-12 in the Gene Therapy and Vaccine Adjuvant fields. The Partners also anticipate that the Partnership may conduct research in the use of IL-12 in the Gene Therapy and Vaccine Adjuvant fields whether or not a development decision pursuant to Section 4.2(b)(xix) has been made. It is also anticipated that such third parties (including Wyeth) will receive significant marketing rights as part of such
transactions.   Pursuant to the GI Development Agreement, unless the
Partnership shall otherwise decide to develop and/or commercialize a particular Licensed Product through the Partnership as described in Section 4.2(b)(xix) of this Agreement, GI shall manage the research, development and commercialization of IL-12 in the Gene Therapy and Vaccine Adjuvant fields and shall keep the Steering Committee





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informed of its activities in these fields.  Further, GI Sub shall obtain prior approval of any commercialization collaborations in these fields to be entered into by or on behalf of the Partnership in accordance with Section 4.2(b)(xix) of this Agreement. With respect to commercialization collaborations involving Therapeutic Vaccine Adjuvant Licensed Products, GI Sub shall use reasonable efforts to ****** ****** for the Partnership to *********** in the ***********
and ***************** of the
********************************************************.  Each Partner
acknowledges that, in connection with any third party research, development and/or commercialization collaborations, the Partnership may need to agree to reasonable restrictions on use and access by operating management and employees of a Partner and its Affiliates with respect to certain confidential information of such third party collaborators in the Gene Therapy and Vaccine Adjuvant fields. Pursuant to the terms of the Parent Company Agreement, with respect to such development and/or commercialization collaborations, AHP shall waive its rights of first refusal under Section 3.07 of the Governance
Agreement with respect to such proposed development and/or commercialization collaborations. In accordance with the terms of the GI Development Agreement, in the event the Partnership enters into such a development and/or commercialization collaboration in either the Gene Therapy or Vaccine Adjuvant field, *********** ************* of any revenue, royalties, fees or consideration payable by such third party shall be paid directly to GI (and not through the Partnership unless no other payment mechanism is reasonably achievable) and the balance shall be paid to the





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Partnership.  Notwithstanding the foregoing, in the event that the Partnership shall have conducted any research and/or development in the Vaccine Adjuvant field, any revenue, royalties, fees or other consideration payable by such third party in respect of a commercialization collaboration in such field shall be distributed as follows: (i) first, to the extent available, to the Partnership in an amount equal to up to *** ********************** of the Development Costs incurred by the Partnership in conducting such research and/or development in such field; (ii) second, to the extent available, directly to GI (and not through the Partnership unless no other payment mechanism is reasonably achievable) in an amount equal to up to ************************* of such revenue, royalties, fees or other consideration; and (iii) the balance, if any, to the Partnership.
        (c)  In the event that the Partnership
decides not to proceed with development of a Licensed Product in a particular Therapeutic Area, a Partner (the "Sole Partner") may elect to continue development of all Licensed Products in such Therapeutic Area by giving notice of its decision to continue such development to the other Partner (the "Other Partner"). In the event of any such notification by a Sole Partner, if the Other Partner declines to fund or otherwise participate in such product development activities through the Partnership, the Sole Partner shall acquire all rights for the Therapeutic Area, subject to the notification and buyback provisions set forth below, and the Partnership, at no additional cost to the Sole Partner, shall enter into such agreements and licenses with the Sole Partner as





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are reasonably necessary to achieve such result.  The Sole Partner shall keep the Other Partner informed on a timely basis of progress in the development of IL-12 in such Therapeutic Area, including, without limitation, providing reasonable advance notice of the initiation of Phase III clinical trials and the filing of a PLA. At any point prior to the filing of a PLA in such Therapeutic Area, the Other Partner may cause the Partnership to reacquire rights for such Therapeutic Area. In such event, the Partnership shall reimburse the Sole Partner for **** of its product development costs not funded by the Partnership if the rights are reacquired before initiation of **************** in such Therapeutic Area and for **** of its product development costs not funded by the Partnership if the rights are reacquired after the initiation of **************** in such Therapeutic Area.
        (d) In the event that one of the Partners disagrees with a decision of the Partnership made through the tie-breaking procedure set forth in Section 4.8 of this Agreement to proceed with development of a Licensed Product in a particular Therapeutic Area (the
"Discontinuing Partner"), such Discontinuing Partner may give ********** notice of its decision to discontinue funding further development in that Therapeutic Area (other than the *********, *** or ******** Therapeutic Areas during the period in which they are required to be funded by the Partners pursuant to the last sentence of Section 4.4 of this Agreement). During such ********* period, the Discontinuing Partner providing such notice shall fulfill all of its obligations for on-going and previously approved activities for





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such Therapeutic Area with the understanding that ******* ************* and
******** shall not *************** the ***** of ******** in the prior *********
period. In the event of any such notification by a Discontinuing Partner, the continuing partner (the "Continuing Partner") shall acquire all rights for the Therapeutic Area, subject to the notification and buyback provisions set forth below, and the Partnership, at no additional cost to the Continuing Partner, shall enter into such agreements and licenses with the Continuing Partner as are reasonably necessary to achieve such result. The Continuing Partner shall keep the Discontinuing Partner informed on a timely basis of progress in the development of IL-12 in such Therapeutic Area, including, without limitation, providing reasonable advance notice of the initiation of Phase III clinical trials or the filing of a PLA. At any point prior to the filing of a PLA in such Therapeutic Area, the Discontinuing Partner may cause the Partnership to reacquire rights for such Therapeutic Area. In such event, the Partnership shall reimburse the Continuing Partner for **** of its product development costs not funded by the Partnership if the rights are reacquired before initiation of **************** in such Therapeutic Area and for **** of its product development costs not funded by the Partnership if the rights are reacquired after the initiation of **************** in such Therapeutic Area.
        (e) Pursuant to the terms of the Parent Company Agreement, AHP and Holdings shall agree not to exercise any of their rights set forth in Sections 3.05 and 3.07 of the Governance Agreement that would interfere with GI Sub's ability





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to exercise the rights granted to it under either paragraph (c) or (d) above.
        5.3 REGULATORY ACTIVITIES. To the extent permitted by law, Licensed Products shall be registered, and PLAs shall be filed, in each Sales Territory in the name of the Marketing Organization for such Sales Territory. All costs of filing for investigation of Licensed Products or for regulatory approval of Licensed Products (other than the costs of Phase IV clinical trials which shall be paid for by the Marketing Organizations in their respective Sales Territories) shall be paid for by the Partnership under the GI Development Agreement and Wyeth Development Agreement. In addition, to the extent permitted by law, the labels for Licensed Products shall contain the name of the Marketing Organization for that Sales Territory and the name of the manufacturer of the bulk Licensed Products. Notwithstanding the foregoing, in the case of Licensed Products developed by a third party in the Gene Therapy or Vaccine Adjuvant fields, these matters shall be governed by the terms of the agreement with such third party, provided that GI Sub shall use reasonable efforts to make all such costs the responsibility of the third party and not the Partnership.
        5.4. SUPPLY. Pursuant to the terms of the License Agreement, GI shall have the right and obligation to be the exclusive manufacturer and supplier of the Partnership's requirements for all bulk protein
Licensed Products for all research, preclinical, clinical and commercial purposes and GI shall be solely responsible for the development of, and the *****





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********** with developing, a commercial scale production process for bulk
Licensed Products.
        5.5 FORMULATION, FILLING AND FINISHING. The Partnership shall determine whether GI (on the terms set forth in the License
Agreement), the Partnership, an Affiliate of AHP or a third party will formulate, fill and finish (including packaging) Licensed Products for clinical and commercial purposes and shall choose the most efficient and cost effective alternative.
        5.6. MARKETING. On or before *************, the Partnership shall enter into (a) the GI Distribution Agreement with GI or a GI
Affiliate and (b) the Wyeth Distribution Agreement with AHP, acting through Wyeth, or a Wyeth Affiliate pursuant to which each Marketing Organization shall be granted the exclusive right to market and sell Licensed Products (other than in the Gene Therapy and Vaccine Adjuvant fields) in its respective Sales Territory. Such agreements shall contain customary and reasonable terms, including without limitation, supply and delivery terms, warranties and diligence obligations. The GI Distribution Agreement and the Wyeth Distribution Agreement shall be substantially similar, provided that the GI Distribution Agreement shall contain a provision providing that in the event GI or the applicable GI Affiliate determines that ********** ***** ****** is required in *** ****************** to maximize its return on its investment, *****, or the ********** ***************, shall have the ***** ********
***************** ******************** to enter into a **********************
with ** or **************** on commercially reasonable terms. It is understood that all compensation for any such ************





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activity shall be paid by ** and not by ***************.  Under their agreements with the Partnership, each Marketing Organization shall purchase Licensed Products from the Partnership at a price equal to *** of their respective Net Sales (as such term is defined in the License Agreement) and shall fund and diligently perform the following activities in its Sales
Territory:
         (a) own, hold and maintain Licensed Product marketing authorizations and trademarks;
         (b) establish suggested list prices and discounting policy, and negotiate reimbursement terms and pricing where applicable with government authorities;
         (c)     conduct market research, pre- and post-launch symposia
                 and educational and promotional activities; and
         (d)     register, distribute, sell and market Licensed Products
                 (including booking sales and establishing, training, managing and funding of a sales force effort).
    5.7  WYETH PREVENTATIVE VACCINE ADJUVANT COLLABORATIVE
RIGHTS AND OPTION.
         (a)     In the event the Steering Committee or the Executive
Officers determine by consensus that it is in the best interest of the Partnership to offer a single third party exclusive rights to IL-12 for all Preventative Vaccine Adjuvant Licensed Products, then the Partnership shall first offer such rights to Wyeth, including, without limitation, terms relating to financial obligations, due diligence, technology and resource commitments. Wyeth shall have **************** from the receipt of such offer to enter into such agreement. If Wyeth fails to





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enter into such agreement during said *************** period, the Partnership shall be free to enter into the proposed agreement with any single party on terms which are substantially the same as those offered to Wyeth. If the Partnership desires to enter into such an agreement with a single third party, but is unable to do so except on terms that are materially more favorable to such third party than the terms offered to Wyeth, then the Partnership shall not enter into an agreement with the third party unless it first offers such terms to Wyeth. Wyeth shall have **************** from receipt of such additional offer to enter into an agreement under such terms.
        (b) In the event that the Partnership
determines, ******************************************** of GI Sub ******** to
****************** of **************, that it should enter into an agreement with a third party other than Wyeth (which is not covered by paragraph (a) above) to develop and/or commercialize a Preventative Vaccine Adjuvant Licensed Product for any particular indications or proprietary vaccines or vaccine technology, the Partnership shall not enter into such agreement unless it has complied, to the extent applicable, with the following:
        (i) If, during the term of the
            Partnership, a non-exclusive
            development and/or commercialization
            agreement is offered to a third
            party with respect to any
            Preventative Vaccine Adjuvant
            Licensed Product, the Partnership
            shall also offer Wyeth the
            opportunity to enter into a
            non-exclusive agreement on terms
            which are not materially





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                different or materially less favorable than those
                offered to the third party, including, without limitation, due diligence, technology and resource commitments. Upon delivery of such offer to Wyeth, the Partnership shall be free to enter into similar agreements with one or more third parties.
        (ii)    If, on or before March 31, 1995, an
                exclusive agreement is offered to a
                third party with respect to
                particular indications or
                proprietary vaccines or vaccine
                technology, then the Partnership
                shall make the exclusivity of such
                agreement subject to the following
                co- exclusivity option of Wyeth.  On
                or before entering into such
                agreement, the Partnership shall
                offer Wyeth the right to enter into
                an agreement with the Partnership to
                develop and commercialize
                Preventative Vaccine Adjuvant
                Licensed Product(s) in such fields
                on a co- exclusive basis on terms
                which other than exclusivity are not
                materially different or materially
                less favorable than those offered to
                the third party, including, without
                limitation, terms relating to due
                diligence, technology and resource
                commitments.  Wyeth shall have
                ****** ********* from the receipt of
                such offer to enter into such
                agreement, it being understood that
                such offer shall not be made to
                Wyeth prior to the Partnership
                determination,
                ***********************
                ******************* of GI Sub
                ******** to *******





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                ********** of **************, to enter into the
                agreement with the third party. If Wyeth fails to exercise such option during said *************** period, the initial agreement with a third party shall no longer be subject to the co-exclusivity rights of Wyeth; provided that such agreement is on substantially the same terms as such agreement offered or entered into with such third party.
           (c)  This Section 5.7 is expressly for the
benefit of AHP acting through Wyeth.

                      ARTICLE VI.  CAPITAL CONTRIBUTIONS,
                      ------------------------------------
                      PROFITS AND LOSSES AND DISTRIBUTIONS
                      ------------------------------------
       6.1. CAPITAL CONTRIBUTIONS.
           (a) Upon execution of this Agreement, GI Sub shall assign its interest in the License Agreement to the capital of the Partnership pursuant to the Assignment Agreement and each of AHP Sub and GI Sub shall contribute ************ in cash to the capital of the Partnership. The value of the License Agreement assigned to the Partnership by GI Sub shall be determined by the Partners and recorded on the books of the Partnership. The aggregate amount of the foregoing cash capital contributions is intended to fund the capital requirements of the Partnership from July 1, 1994 through December 31, 1994.
           (b) On or before the first day of each fiscal quarter, or at such other times as the Steering Committee shall determine, AHP Sub and GI Sub shall contribute to the Partnership an amount equal to their respective percentage shares ("Percentage Shares")





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of the Partnership's capital requirements for the following fiscal quarter as shown in the applicable Annual Budget, as such Annual Budget may be adjusted from time to time. For purposes of this Agreement, the Percentage Share of AHP Sub shall be equal to the value of the cash contributed by it pursuant to paragraph (a) above divided by the value of all contributions made by AHP Sub and GI Sub pursuant to paragraph (a) above and the Percentage Share of GI Sub shall be equal to the value of the License Agreement and cash contributed by it pursuant to paragraph (a) above divided by the value of all contributions made by AHP Sub and GI Sub pursuant to paragraph (a) above.
        (c) In the event that either Partner shall fail to contribute capital to the Partnership when required to do so, (i) such Partner shall remain so obligated and (ii) the other Partner shall have the right to contribute such required capital to the Partnership plus any capital required to pay any interest, penalty or premium that may be assessed against the Partnership because of such Partner's failure to make its required capital contribution. In addition to any other remedies that the Partnership and the other Partner may have, the Partnership may, at the direction of the other Partner, offset the amount of the capital contribution that the Partner failed to contribute against any payments otherwise to be made to such Partner under this Agreement or under any other Basic Agreement. Any payments that are offset shall be distributed to the Partner that did not fail to make its capital contribution.
        (d) Except as provided in this Section 6.1, neither Partner nor any of its Affiliates shall be obligated to make





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contributions to the capital of the Partnership, lend any funds or otherwise advance or contribute any additional funds to the Partnership.
        (e) No interest shall accrue on any contributions to the capital of the Partnership, and no Partner shall have the right to withdraw or to be repaid any capital contributed by it or to receive any other payment in respect of its interest in the Partnership, including without limitation as a result of its withdrawal from the Partnership, except as specifically provided in this Agreement.
    6.2. GENERAL ALLOCATIONS OF NET PROFITS AND NET LOSSES.
        (a) Except as provided in paragraphs (b), (c) and (d) below, the Net Profits and Net Losses of the Partnership for any year shall be allocated in accordance with Percentage Shares.
        (b) In the event that (i) the portion of any revenue, royalties, fees or other consideration payable directly to GI pursuant to Section 5.2(b) of this Agreement must be paid to the Partnership and then to GI and (ii) the Partnership is required to treat such payment to GI as a distribution to GI Sub rather than as a deduction for income tax purposes, the income attributable to such revenue, royalties, fees or other consideration shall be allocated to GI Sub.
        (c) Notwithstanding the provisions of paragraph (a) above, if, during any year, a Partner unexpectedly receives any adjustment, allocation or distribution described in United States Treasury Regulation
Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), and, as a result of such adjustment, allocation or distribution, such Partner's Capital Account has an Excess Negative Balance,





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then items of gross income (computed with the adjustments set forth in clauses
(a), (b) and (c) of Section 1.38 of this Agreement) for such year (and, if necessary, subsequent years) shall first be allocated to such Partner in an amount equal to such Partner's Excess Negative Balance.
        (d) Notwithstanding any other provisions of this Agreement to the contrary, in the event that the Partnership incurs any nonrecourse indebtedness, (i) all nonrecourse deductions (within the meaning of United States Treasury Regulation Section 1.704-2(b)(1)) shall be allocated to the Partners in proportion to their respective Percentage Shares, (ii) all partner nonrecourse deductions (within the meaning of United States Treasury Regulation Section 1.704-2(i)(2)) shall be allocated to the Partner that bears the economic risk of loss associated with the partner nonrecourse debt that gave rise to such deductions, (iii) each Partner's Excess Negative Balance shall be computed by treating its "share of minimum gain" (within the meaning of United States Treasury Regulation Section 1.704-2(g)(1)) and its "share of Partner non-recourse debt minimum gain" (within the meaning of United States Treasury Regulation Section 1.704-2(i)(5)) as amounts the Partner is obligated to contribute to the Partnership upon liquidation of its interest in the Partnership, and (iv) in the event of any decrease in the Partnership's "minimum gain" (within the meaning of United States Treasury Regulation Section 1.704-2(b)(2)) or in its "partner nonrecourse debt minimum gain" (within the meaning of United States Treasury Regulation Section 1.704-2(i)(3)), items of gross income or gain shall be specially allocated to the





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Partners in accordance with the "minimum gain chargeback" provisions of United
States Treasury Regulation Sections 1.704-2(f) and 1.704-2(i)(4)).
        6.3. CERTAIN ROYALTY PAYMENTS.  In the computation of Net
Profits and Net Losses, royalties paid to GI Sub pursuant to the Assignment Agreement shall be treated as an item of Partnership expense. In the event that the Partnership is required to treat such payments as a distribution rather than a deduction for income tax purposes, then, solely for income tax purposes and not for purposes of adjusting Capital Account balances, Partnership gross income shall be allocated to GI Sub so that on a cumulative basis the allocations of gross income to GI Sub under this section are equal to the aggregate royalty payments which the Partnership was required to treat as distributions.
        6.4. CARRYING VALUE DIFFERENT FROM TAX BASIS.  When the Carrying
Value of a Partnership asset is different from its adjusted tax basis for income tax purposes, then, solely for federal, state and local income tax purposes and not for purposes of computing Capital Accounts, income, gain, loss, deduction and credit with respect to such assets ("Section 704(c) Assets") shall be allocated among the Partners to take this difference into account in accordance with the principles of Code Section 704(c), as set forth herein and in the regulations thereunder and under Code Section 704(b). The calculation and allocations eliminating the differences between Carrying Value and adjusted tax basis of the Section 704(c) Assets shall be made under the traditional method described in United States Treasury Regulation Section 1.704-3. Notwithstanding the foregoing, it is understood





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that the provisions of this Section 6.4 shall not supersede the provision in
Section 4.5(b) of this Agreement providing for election under Code Section 754.
        6.5. ALLOCATIONS ON LIQUIDATION. Notwithstanding any other provision of this Article VI to the contrary, in the taxable year in which there is a liquidation of the Partnership under Article IX of this Agreement, the Capital Accounts of the Partners shall be brought to the amount of the liquidating distributions to be made to them under Section 6.7(b) of this Agreement by allocations of items of gross income, deduction and loss (computed with the adjustments set forth in clauses (a), (b) and (c) of Section
1.38 of this Agreement) and, if necessary, by guaranteed payments (within the meaning of Code Section 707(c)) credited to the Capital Account of a Partner whose Capital Account is less than the amount to be distributed to it and debited from the Capital Account of a Partner whose Capital Account is greater than the amounts to be distributed to it. Such credits and debits shall be made to and against the Capital Accounts of the Partners in proportion to the deficit or excess of each Capital Account under or over the amount to be distributed to each Partner in liquidation of the Partnership. The amount of the debit shall not be taken into account in computing Net Profit or Net Loss but shall be specially allocated as a tax deduction to the Partner whose Capital Account is debited. Notwithstanding the foregoing, it is understood that the provisions of this Section 6.5 shall not supersede the provision in
Section 4.5(b) of this Agreement providing for election under Code Section 754.





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        6.6.  ALLOCATIONS UPON TRANSFER OR ADMITTANCE OF NEW PARTNER.
Unless otherwise agreed, in the event that a Partner or a permitted transferee acquires an interest in the Partnership either by transfer from another Partner or by permitted transfer pursuant to Section 8.1 of this Agreement from an existing Partner, respectively, an equal portion of the Net Profits or Net Losses of the Partnership for the fiscal year in which such acquisition occurs shall be allocated to each day of such year, and the Net Profits and Net Losses so allocated to the portion of such year prior to the date of the acquisition of the interest in the Partnership by the Partner or the permitted transferee shall be allocated among the Partners without giving effect to such acquisition, and the Net Profits and Net Losses so allocated to the portion of such year from and after the date of the acquisition of such interest, and all subsequent fiscal years, shall be allocated among the then Partners by giving effect to such acquisition.
        6.7.  DISTRIBUTIONS OF CASH AVAILABLE FOR DISTRIBUTION.
              (a) Cash Available for Distribution shall be distributed to and among the Partners in accordance with their Percentage Shares at such times and in such amounts as shall be determined by the Steering Committee.
              (b) Notwithstanding the provisions of paragraph (a) above, upon liquidation of the Partnership, except as otherwise provided in
Section 8.2 of this Agreement, the net proceeds of the liquidation shall be distributed to and among the Partners, first, in such amounts so that the total cumulative distributions to each Partner under paragraph (a) above and this paragraph (b)





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are equal to such Partner's total cumulative capital contributions and, then, in accordance with the Partners' Percentage Shares.
        6.8.  DISTRIBUTIONS UPON TRANSFER OR ADMITTANCE OF NEW PARTNER.
Unless otherwise agreed, in the event that a Partner or a permitted transferee acquires an interest in the Partnership either by transfer from another Partner or by permitted transfer from an existing Partner pursuant to Section 8.1 of this Agreement, respectively, an equal portion of the Cash Available for Distribution of the Partnership for the fiscal year in which such acquisition occurs shall be allocated to each day of such year, and the Cash Available for Distribution so allocated to the portion of such year prior to the date of the acquisition of the interest in the Partnership by the Partner or the permitted transferee shall be distributed among the Partners without giving effect to such acquisition, and the Cash Available for Distribution so allocated to the portion of such year from and after the date of the acquisition of such interest and all subsequent fiscal years, shall be distributed among the then Partners by giving effect to such acquisition.

                     ARTICLE VII.  CONFIDENTIAL INFORMATION
                     --------------------------------------
        7.1. TREATMENT OF CONFIDENTIAL INFORMATION. Each Partner hereto shall maintain the Confidential Information of the Partnership and the other Partner and its Affiliates in confidence, and shall not disclose, divulge or otherwise communicate such Confidential Information to others, or use it for any purpose, except as otherwise permitted or provided under,





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or as is reasonably necessary to carry out, the terms of this Agreement or the
Basic Agreements and hereby agrees to exercise every reasonable precaution to prevent and restrain the unauthorized disclosure of such Confidential Information by any of its directors, officers, employees, consultants, subcontractors, sublicensees or agents. This provision shall survive for a period of five (5) years after the expiration or termination of this Agreement.
        7.2.  RELEASE FROM RESTRICTIONS.
             (a) The provisions of Section 7.1 shall not apply to any Confidential Information disclosed pursuant to the Basic Agreements or otherwise which:
             (i)  was known or used by the receiving
                  Partner or its Affiliates prior to
                  its date of disclosure to the
                  receiving Partner, as evidenced by
                  the prior written records of the
                  receiving Partner or its Affiliates;
                  or
            (ii)  either before or after the date of
                  the disclosure to the receiving
                  Partner is lawfully disclosed
                  without restriction to the receiving
                  Partner or its Affiliates by an
                  independent, unaffiliated third
                  party rightfully in possession of
                  the Confidential Information (but
                  only to the extent of the rights
                  received from such third party); or
           (iii)  either before or after the date of
                  the disclosure to the receiving
                  Partner becomes published or
                  generally known to the public
                  through no fault or
                 omission on the part of the receiving Partner or its Affiliates; or
          (iv)   is required to be disclosed by the
                 receiving Partner or its Affiliates
                 to comply with applicable laws, to
                 defend or prosecute litigation or to
                 comply with governmental
                 regulations, provided that the
                 receiving Partner provides prior
                 written notice of such disclosure to
                 the other Partner and takes
                 reasonable and lawful actions to
                 minimize the degree of such
                 disclosure.

                ARTICLE VIII.  RESTRICTIONS ON TRANSFER
                ---------------------------------------
        8.1. TRANSFER OF PARTNERSHIP INTEREST. Neither Partner shall have the right (directly, indirectly, voluntarily, involuntarily or by operation of law) to sell, assign, transfer, mortgage, encumber, grant a security interest in or otherwise dispose of all or any of its interest in the Partnership, provided that (a) a Partner may transfer all, but not less than all, of its interest in the Partnership to a party, willing to abide by the terms of the Basic Agreements and to execute documentation to such effect, which acquires all or substantially all of the ethical pharmaceutical business of AHP or Wyeth, on the one hand, or of the business of GI, on the other hand, by merger, consolidation, sale of assets or otherwise and (b) a Partner may, subject to the applicable guarantee in the Parent Company Agreement, transfer all, but not less than all, of its interest in the Partnership to an Affiliate willing to abide by the terms of the Basic Agreements and to execute documentation to

                   CONFIDENTIAL MATERIAL OMITTED AND FILED
                 SEPARATELY WITH THE SECURITIES AND EXCHANGE
                COMMISSION.  ASTERISKS DENOTE SUCH OMISSIONS.


such effect. The provisions of this Section 8.1 shall not apply to any dissolution of the Partnership in accordance with Article IX of this Agreement. Unless the conditions of this Section 8.1 are met, the proposed transfer may not take place and any attempted transfer in derogation hereof shall be deemed null and void.
        8.2. TERMINATION OF PARTNERSHIP. If, at any time after *****************, AHP Sub shall desire to terminate the Partnership for any reason, AHP Sub shall have such right so long as AHP Sub and its Affiliates simultaneously terminate all of the Basic Agreements entered into by them with the Partnership and comply with all of the terms of this Section 8.2. AHP Sub shall provide GI Sub with at least ********** prior written notice of its desire to terminate the Partnership and all of the Basic Agreements entered into between AHP Sub and its Affiliates with the Partnership. During such ********* period, AHP Sub and its Affiliates shall fulfill all of their obligations for on-going and previously approved product development activities with the understanding that ********************* and ******** shall not *************** the ***** of ******** in the immediately prior *********
period. After such termination, at GI Sub's request and expense, AHP Sub and its Affiliates shall continue to perform activities to the extent reasonably necessary for GI Sub to obtain (by filing or transfer) any applicable regulatory filings or approvals or other rights to continue clinical development or, to the extent reasonably necessary, permit the Licensed Products to continue to be developed and marketed without interruption through an orderly transition of responsibilities, including, for

                   CONFIDENTIAL MATERIAL OMITTED AND FILED
                 SEPARATELY WITH THE SECURITIES AND EXCHANGE
                COMMISSION.  ASTERISKS DENOTE SUCH OMISSIONS.


example, continuing on-going studies or data analysis, maintaining regulatory approvals and appointing GI Sub or any of its Affiliates as a distributor. In such event, the Partners shall take all necessary action, beginning with the giving of notice by AHP Sub to terminate the Partnership, at GI Sub's expense, to transfer irrevocably any regulatory filings or approvals, clinical data, trademarks and similar items, to GI Sub or its designee, and to support GI Sub in making any necessary filings so that the period of time after such termination during which AHP Sub and its Affiliates have to continue to perform such activities on behalf of GI Sub can be minimized. Further, AHP Sub and its Affiliates shall provide continuing rights to GI Sub to use any other intellectual property rights owned or controlled by them at the time of such termination to enable GI Sub, its Affiliates, Sublicensees and distributors to continue the activities formerly conducted by AHP Sub and its Affiliates, Sublicensees and distributors as contemplated by the Basic Agreements.
        8.3.  BUY-SELL PROCEEDINGS.
             (a) If, at any time, AHP's Voting Interest (as defined in the Governance Agreement) is less than ***, GI Sub shall have the right, but not the obligation, to initiate buy-sell proceedings. In the event that GI Sub desires to initiate buy-sell proceedings, it shall submit to AHP Sub in writing a proposed purchase price for AHP Sub's entire interest in the Partnership. Within ******* after the receipt of a proposed purchase price from GI Sub, AHP Sub shall elect to (i) purchase GI Sub's entire interest in the Partnership at the proposed

                   CONFIDENTIAL MATERIAL OMITTED AND FILED
                 SEPARATELY WITH THE SECURITIES AND EXCHANGE
                COMMISSION.  ASTERISKS DENOTE SUCH OMISSIONS.


purchase price or (ii) sell its entire interest in the Partnership to GI Sub at the proposed purchase price. Any failure by AHP Sub to respond to GI Sub in writing within such time period shall be deemed an election by AHP Sub to sell its entire interest in the Partnership to GI Sub. The closing of any such purchase and sale shall be made in cash (or by delivery of the note as provided in paragraph (b) below) and shall be consummated within ******** from AHP Sub's decision to purchase or sell. At the closing of any such purchase and sale, there shall be a final accounting between the Partners with respect to the funding of the Partnership.
            (b) GI Sub shall be permitted to pay the purchase price to AHP Sub in the form of a promissory note in lieu of cash only in the event that (i) AHP or Holdings has exercised any of its then existing rights set forth in Section 3.05 of the Governance Agreement preventing GI from raising the necessary capital, through debt or equity financing, to purchase AHP Sub's entire interest in the Partnership or (ii) AHP or Holdings does not vote its shares of GI voting securities in favor of a GI management proposal to increase the authorized capital stock of GI for the purpose of raising such capital for GI Sub. Any such promissory note shall be an installment note providing for periodic payments of principal and interest, a final maturity that shall not exceed ************** and interest accruing at a floating rate equal to the prime rate of the Bank of Boston as announced from time to time.
        8.4. Effect of Buy-Sell Proceedings. In the event of a purchase and sale, the license from GI Sub to the Partnership and

                   CONFIDENTIAL MATERIAL OMITTED AND FILED
                 SEPARATELY WITH THE SECURITIES AND EXCHANGE
                COMMISSION.  ASTERISKS DENOTE SUCH OMISSIONS.


GI's supply rights and obligations shall remain in effect, subject to the limitation described in Section 10.2. Further, if at the time of a purchase and sale, the Partnership shall have an existing agreement with the selling Partner or any of the selling Partner's Affiliates for the conduct of activities (other than the right and obligation of GI to supply bulk material), the purchasing Partner shall have the right, upon ********** prior written notice to the selling Partner, to terminate any or all of such agreements, but the selling Partner shall be obligated, at the election of the purchasing Partner, to perform under any such agreement or agreements for a period equal to the lesser of (x) the remaining term of any such agreement or agreements or
(y) *** ****. After such period, at the purchasing Partner's request and expense, the selling Partner shall continue to perform activities to the extent reasonably necessary for the purchasing Partner to obtain (by filing or transfer) any applicable regulatory filings or approvals or other rights to continue clinical development or, to the extent reasonably necessary, permit the Licensed Products to remain on the market without interruption, including, for example, maintaining regulatory approvals and appointing the purchasing Partner or any of its Affiliates as a distributor. In such event, the Partners shall take all necessary action, beginning with the election by AHP Sub to purchase or sell, at the purchasing Partner's expense, to transfer irrevocably any regulatory filings or approvals, clinical data, trademarks and similar items, to the purchasing Partner or its designee, and to support the purchasing Partner in making any necessary filings so that the period of time after such termination during which the selling Partner has to continue to perform such activities on behalf of the purchasing Partner can be minimized. Further, the selling Partner shall provide continuing rights to the purchasing Partner to use any other intellectual property rights owned or controlled by the selling Partner at the time of such notice to enable the purchasing Partner, it Affiliates, Sublicensees and distributors to continue the activities formerly conducted by the selling Partner and its Affiliates, Sublicensees and distributors as contemplated by the Basic Agreements.
        8.5. APPOINTMENT OF ATTORNEY-IN-FACT.
            (a) AHP Sub hereby constitutes and appoints GI Sub, its agent and attorney-in-fact for the purpose of executing and delivering any and all documents necessary to transfer its entire interest in the Partnership pursuant to the provisions of Section 8.2 of this Agreement, and any transfer so made shall fully divest AHP Sub of all right, title or interest in and to its entire interest in the Partnership, provided that the foregoing power of attorney shall be operative only in the event that AHP Sub shall fail to execute and deliver without reasonable justification any or all such documents within sixty (60) days after receiving notice from GI Sub so requesting. The foregoing power of attorney herein granted, being coupled with an interest, is irrevocable.
            (b)  Each Partner hereby constitutes and appoints the other
Partner its agent and attorney-in-fact for the purpose of executing and delivering any and all documents necessary to transfer its entire interest in the Partnership pursuant to the provisions of Section 8.3 of this Agreement, and any so made shall fully divest the Partner whose entire interest in the Partnership is to be transferred of all right, title or interest in and to such entire interest in the Partnership, provided that the foregoing power of attorney shall be operative only in the event that a Partner shall fail to execute and deliver without reasonable justification any or all such documents within sixty (60) days after receiving notice from the other Partner so requesting. The foregoing power of attorney herein granted, being coupled with an interest, is irrevocable.

                    ARTICLE IX.  DISSOLUTION AND TERMINATION
                    ----------------------------------------
        9.1.    EVENTS OF DISSOLUTION.
               (a)      The Partnership shall be dissolved:
               (i)      on a date designated by the Partners;
              (ii)      upon the sale or other disposition
                        of all or  substantially all of the
                        Partnership's assets;
             (iii)      upon the termination of the
                        Partnership pursuant to Section 8.2 of this Agreement;
              (iv)      upon the closing of a purchase and
                        sale pursuant to Section 8.3 of this Agreement;
               (v)      upon the insolvency, the making of a
                        general assignment for the benefit
                        of creditors, the suspension of
                        business, the commission of any act
                        amounting to a business failure, or
                        the institution of bankruptcy,
                        reorganization, liquidation or
                        receivership proceedings by or
                        against a Partner and, if instituted
                        against such Partner, its consent
                        thereto or the failure to
                 cause such proceedings to be discharged within thirty
                 (30) days thereafter;
         (vi)    on termination of the License
                 Agreement; or
        (vii)    in any event, at 12:00 midnight on December 31, 2094.
          (b) Neither Partner shall be entitled to withdraw or retire voluntarily from the Partnership or to take voluntarily any action which would cause a dissolution of the Partnership pursuant to Section 9.1(a)(v) of this Agreement.
          (c) Dissolution of the Partnership shall be effective on the day on which the event occurs giving rise to the dissolution, but the Partnership shall not terminate until the assets of the Partnership shall have been distributed as provided in this Agreement. Notwithstanding the dissolution of the Partnership, prior to the termination of the Partnership, as aforesaid, the business of the Partnership and the affairs of the Partners, as such, shall continue to be governed by this Agreement.
Upon dissolution, the Steering Committee shall liquidate the assets of the Partnership, apply and distribute the proceeds thereof, and wind up its affairs as contemplated by this Agreement.
    9.2.   DISTRIBUTIONS UPON LIQUIDATION.
          (a) After payment of liabilities owing to creditors, the Steering Committee shall set up such reserves as it deems reasonably necessary for any contingent or unforeseen liabilities or obligations of the Partnership. Said reserves may be paid over by the Steering Committee to a bank, to be held in escrow for the purpose of paying any such contingent or unforeseen liabilities or obligations and, at the expiration of such period as the Steering Committee may deem advisable, such reserves shall be distributed to the Partners or their assigns in the manner set forth in subsection (b) below.
           (b) After paying liabilities and providing for reserves in accordance with subsection (a) above, the Steering Committee shall cause the remaining net assets of the Partnership to be distributed to the Partners in the manner set forth in Section 6.7 of this Agreement. In the event that any part of such net assets consists of notes or accounts receivable or other non-cash assets, the Steering Committee shall take whatever steps it deems appropriate to convert such assets into cash or into any other form which would facilitate the distribution thereof. If any assets of the Partnership are to be distributed in kind, such assets shall be distributed on the basis of their fair market value.
      9.3 APPOINTMENT OF ATTORNEY-IN-FACT. Each Partner hereby constitutes and appoints the other Partner its agent and attorney-in-fact for the purpose of executing and delivering any and all documents necessary to effectuate the provisions of Section 9.2 of this Agreement, provided that the foregoing power of attorney shall be operative only in the event that a Partner shall fail to execute and deliver without reasonable justification any or all such documents within sixty (60) days after receiving notice from the other Partner so requesting. The foregoing power of attorney herein granted, being coupled with an interest, is irrevocable.

                      ARTICLE X.  MISCELLANEOUS PROVISIONS
                      ------------------------------------
         10.1. INDEMNIFICATION.
               (a) The Partnership agrees to defend each Partner and its Affiliates, and their agents, directors, officers and employees at the Partnership's cost and expense, and will indemnify and hold harmless each Partner and its Affiliates, their agents, directors, officers and employees, from and against any and all losses, costs, damages, fees or expenses ("Losses") arising out of or in connection with the Partnership or its business, including, but not limited to, any actual or alleged injury, damage, death or other consequence occurring to any person as a result, directly or indirectly, of the possession, use or consumption of any Licensed Product (whether claimed by reason of breach of warranty, negligence, product defect, defect in warning or otherwise) and any claims for patent infringement brought against a Partner and its Affiliates (but solely for acts or omissions of a Partner in such Partner's capacity as a general partner of the Partnership and not in any other capacity) and, in any case, regardless of the form in which any such claim is made, provided that the foregoing indemnity shall not apply to the extent that any such Losses are due to the gross negligence or willful misconduct, or breach of any of the Basic Agreements of or by a Partner or its Affiliates, or any of their agents, directors, officers or employees. In the event of any such claim against a Partner or its Affiliates or any of their agents, directors, officers or employees, such Partner shall promptly notify the Partnership in writing of the claim and the Partnership shall manage and control, at its sole expense, the defense of the claim and its settlement. Such Partner and its Affiliates, and their agents, directors, officers and employees, shall cooperate with the Partnership and may, at its or their option and expense, be represented in any such action or proceeding. The Partnership shall not be liable for any amounts paid in settlement by such Partner or its Affiliates, or any of their agents, directors, officers or employees, without the Partnership's prior written consent, which consent shall not be unreasonably withheld, or for any litigation costs or expenses incurred by a Partner or its Affiliates, or any of their agents, directors, officers or employees, without the Partnership's prior written authorization, which authorization shall not be unreasonably withheld.
           (b) Each Partner (the "indemnifying Partner") agrees to defend each of the Partnership and the other Partner (the "indemnified Partner") and its Affiliates, and their agents, directors, officers and employees at the indemnifying Partner's cost and expense, and will indemnify and hold harmless each of the Partnership and the other Partner and its Affiliates, their agents, directors, officers and employees, from and against any and all losses, costs, damages, fees or expenses ("Losses") arising out of or in connection with the development, use, registration, formulation, filling and finishing, distribution and/or sale of any Licensed Product which activity is conducted by the indemnifying Partner in its capacity as a Sole Partner or a Continuing Partner, including, but not limited to, any actual or alleged injury, damage, death or other consequence occurring to any person as a result, directly or indirectly, of the possession, use or consumption of any Licensed Product (whether claimed by reason of breach of warranty, negligence, product defect, defect in warning or otherwise) and any claims for patent infringement and, in any case, regardless of the form in which any such claim is made. In the event of any such claim against the Partnership or the indemnified Partner or its Affiliates or any of their agents, directors, officers or employees, the Partnership or indemnified Partner shall promptly notify the indemnifying Partner in writing of the claim and the indemnifying Partner shall manage and control, at its sole expense, the defense of the claim and its settlement. The Partnership and the indemnified Partner and its Affiliates, and their agents, directors, officers and employees, shall cooperate with the indemnifying Partner and may, at its or their option and expense, be represented in any such action or proceeding. The indemnifying Partner shall not be liable for any amounts paid in settlement by the Partnership or the indemnified Partner or its Affiliates, or any of their agents, directors, officers or employees, without the indemnifying Partner's prior written consent, which consent shall not be unreasonably withheld, or for any litigation costs or expenses incurred by the Partnership or the indemnified Partner or its Affiliates, or any of their agents, directors, officers or employees, without the indemnifying Partner's written authorization, which authorization shall not be unreasonably withheld.
          10.2. ROCHE AND WISTAR RIGHTS. AHP Sub acknowledges that its rights as a Sole Partner under Section 5.2(c) of this Agreement, as a Continuing Partner under Section 5.2(d) of this

Agreement and as a purchasing Partner in a buy-sell proceeding pursuant to Sections 8.3 and 8.4 of this Agreement may be limited in the event that it ceases to be an affiliate of GI as defined in each of the Roche Cross-License and Wistar License. While GI Sub agrees in any of such instances to fully cooperate with and assist AHP Sub in any attempt by AHP Sub to negotiate to obtain rights from Roche and/or Wistar, AHP Sub acknowledges that GI Sub cannot guarantee that, in such event, such rights will be available from Roche or Wistar.
        10.3. OTHER BUSINESSES. It is understood that the Partners and their Affiliates are and will be engaged in other activities and occupations not directly related to the Partnership, and, except to the extent otherwise agreed to, the Partners and their Affiliates shall be required to devote only so much time as each in its sole discretion may deem necessary to the affairs of the Partnership. Except as otherwise specifically provided in the Basic Agreements, and without affecting either Partner's or its Affiliates' duty to perform its or their obligations under the Basic Agreements in the best interest of the Partnership, nothing contained in the Basic Agreements shall be construed as limiting the right of either Partner or its Affiliates to engage in any business outside of and independent from the Partnership, including (but not limited to) the businesses in which the respective Partners and their Affiliates are currently engaged or in which they contemplate being engaged. Any benefits and/or obligations arising from such independent business shall inure solely to such Partners or its Affiliates and not the Partnership or the other Partner or its Affiliates; and neither the

Partnership nor the other Partners shall have any rights by virtue of this Agreement in and to such independent ventures or the income or profits derived therefrom.
        10.4. ADDITIONAL POWERS. The Partnership shall have the power to borrow funds in accordance with the Annual Budgets to accomplish the purposes of the Partnership. The Partnership shall have the power to form and to own the capital stock of corporations and to form and to own interests in other partnerships and business entities in order to accomplish the purposes of the Partnership.
        10.5. PUBLICITY.  Except as otherwise required by law, neither
Partner (nor any of their Affiliates) shall originate any publicity, news release or other public announcement, written or oral, relating to the Partnership Agreement or the Basic Agreements, or the existence of an arrangement between the Partners, without prior written notice and consultation with the Steering Committee, but either Partner shall be free to originate such publicity unless the Steering Committee determines such proposed publicity would be detrimental to the best interest of the Partnership.
        10.6. ASSIGNMENT. Neither this Agreement nor any of the rights or obligations hereunder may be assigned or transferred by either Partner without the prior written consent of the other Partner, except to a permitted transferee under Section 8.1 of this Agreement.
        10.7. GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware.

        10.8. FORCE MAJEURE.  In the event that either
Partner is prevented from performing or is unable to perform any of its obligations under this Agreement due to any cause beyond the reasonable control of the Partner invoking this Section 10.8 if such Partner shall have used its reasonable efforts to avoid such occurrence and minimize its duration, such Partner shall give notice to the other Partner in writing promptly, and thereupon the affected Partner's performance shall be excused and the time for performance shall be extended for the period of delay or inability to perform due to such occurrence.
        10.9. WAIVER. The waiver by either Partner of a breach or a default of any provision of this Agreement by the other Partner shall not be construed as a waiver of any succeeding breach of the same or any other provision, nor shall any delay or omission on the part of either Partner to exercise or avail itself of any right, power or privilege that it has or may have hereunder operate as a waiver of any right, power or privilege by such Partner.
       10.10. NOTICES. Any notice or other communication in connection with this Agreement must be in writing and if sent by mail, by first class registered or certified mail prepaid, return receipt requested, and if transmitted by telecopier, with a copy sent by mail in accordance with this
Section 10.10, and shall be effective when delivered personally to the addressee at the address or telecopier number listed below or such other address or telecopier number as the addressee shall have specified in a notice actually received by the addressor, provided that notice by telecopier shall not be effective until confirmed by mail as herein provided.
Notices to AHP Sub shall be addressed as follows:

                AHP IL-12 Corporation
                c/o American Home Products Corporation
                Five Giralda Farms
                Madison, New Jersey  07940
                Attention:  General Counsel
                Telecopier: (201) 660-7155

with a copy to:

                Wyeth-Ayerst Laboratories
                555 Lancaster Avenue
                St. David's, Pennsylvania 19087
                Attention:  Senior Vice President-
                            Business Development
                Telecopier:  (610) 688-9498

Notices to GI Sub shall be addressed as follows:

                GI Drug Design, Inc.
                c/o Genetics Institute, Inc.
                87 CambridgePark Drive
                Cambridge, Massachusetts  02l40
                Attention:  President
                Telecopier:  (617) 876-1679

with a copy to:

                General Counsel
                Legal Department
                Telecopier:  (617) 876-5851

Notices to the Partnership shall be addressed in duplicate as follows:

                AHP IL-12 Corporation
                c/o American Home Products Corporation
                Five Giralda Farms
                Madison, New Jersey  07940
                Attention:  General Counsel
                Telecopier: (201) 660-7155


and

                GI Drug Design, Inc.
                c/o Genetics Institute, Inc.
                87 CambridgePark Drive
                Cambridge, Massachusetts  02l40
                Attention:  President
                Telecopier:  (617) 876-1679

        10.11.  EXPORT.
               (a) The Partners acknowledge that the export of technical data, materials or products is subject to the exporting Partner receiving the necessary export licenses and that the Partners cannot be responsible for any delays attributable to export controls which are beyond the reasonable control of either Partner. The Partners agree that regardless of any disclosure made by the Partners receiving an export of an ultimate destination of any technical data, materials or products, the receiving Partner will not reexport either directly or indirectly, any technical data, material or products without first obtaining the applicable validated or general license from the United States Department of Commerce, United States Food and Drug Administration and/or any other agency or department of the United States Government, as required. The receiving Partner shall provide the exporting Partner with any information, certifications or other documents which may be reasonably required in connection with such exports under the Export Administration Act of 1979, as amended, its rules and regulations, the Federal Food, Drug and Cosmetic Act and other applicable export laws.
               (b) Without limitation of the foregoing, and in support of maintaining a general license for the export of technical data under this Agreement, a Partner receiving an export agrees to not knowingly export or reexport any technical data or materials furnished to such Partner under this Agreement, any part thereof or any direct product thereof, directly or indirectly, without first obtaining permission to do so from the

United States Department of Commerce, the United States Food and Drug Administration and/or other appropriate United States governmental agencies, into Afghanistan, the People's Republic of China, South Africa or Namibia, Iran, Iraq, Syria or any other country with respect to which the United States maintains terrorist or foreign policy controls, or any of those countries listed from time to time in supplements to Part 770 to Title 15 of the United States Code of Federal Regulations in Country Groups Q, S, Y or Z (collectively, the "Prohibited Countries"), which, as of the date of this Agreement, are as follows: Group Q (Romania), Group S (Libya), Group Y (Albania, Armenia, Azerbaijan, Belarus, Bulgaria, Cambodia, Estonia, Georgia, Kazakhstan, Kyrgyzstan, Laos, Latvia, Lithuania, Mongolia, Russia, Tajikistan, Turkmenistan, Ukraine, Uzbekistan and Vietnam) and Group Z (Cuba and North Korea).
        10.12.  ENTIRE AGREEMENT.  This Agreement, the Basic
Agreements and the Schedules hereto contain the full understanding of the Partners with respect to the subject matter hereof and supersede all prior understandings and writings relating thereto. No waiver, alteration or modification of any of the provisions of this Agreement shall be binding unless made in writing and signed by the Partners by their respective officers thereunto duly authorized.
        10.13. HEADINGS. The headings contained in this Agreement are for convenience of reference only and shall not be considered in construing this Agreement.
        10.14. SEVERABILITY. In the event that any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable because it is invalid or in conflict with any law of any relevant jurisdiction, the validity of the remaining provisions shall not be affected, and the rights and obligations of the Partners shall be construed and enforced as if the Agreement did not contain the particular provisions held to be unenforceable.
        10.15. COMPLIANCE WITH APPLICABLE LAW. No Partner shall be required in any circumstance to take any action which could infringe any applicable statute or regulation or the order of any court or other regulatory authority having jurisdiction over this Agreement or its execution.
        10.16. EQUITABLE REMEDIES. Either Partner shall, in addition to all other rights provided herein or as may be provided at law, be entitled to all equitable remedies, including those of specific performance and injunction, to enforce its rights hereunder.
        10.17. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Partners hereto and their successors and permitted transferees and assigns.
        10.18. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as a sealed instrument in their names by their properly and duly authorized officers or representatives as of the date set forth below.

                                        AHP IL-12 CORPORATION


                                        By: /s/ Hans Mueller
                                           --------------------------------
                                        Name:   Hans Mueller
                                             ------------------------------
                                        Title:  Vice President of AHP IL-12
                                              -----------------------------
                                        Date:   December 9, 1994
                                             ------------------------------


                                        GI DRUG DESIGN, INC.


                                        By:   /s/ Jack Morgan
                                           --------------------------------
                                        Name:     Jack Morgan
                                             ------------------------------
                                        Title:    Vice President
                                              -----------------------------
                                        Date:     November 29, 1994
                                             ------------------------------

                                  SCHEDULE A
                                  ----------
                              IL-12 PATENT RIGHTS
                              -------------------


GI
- --

COUNTRY                   ____            FILING DATE      APPLICATION NO.                   PATENT NO.
- -------                                    --------------------------------------------------------------
Australia                                 11/9/89          46673/89                          638430

Canada                                    11/9/89          2,002,607-3

Europe           a*)                      11/9/89          90901161.1
                 b**)                     9/4/91           91918119.8

Japan   a)                                11/9/89          501209/90
        b)                                9/4/91           516686/91

Mexico                                    6/5/92           92/3294

PCT   a)                                  11/9/89          PCT/US89/05027
      b)                                  9/4/91           PCT/US91/06332

USA   a)                                  11/10/88         269,945/88
      b)                                  2/7/89           307,817/89
      c)                                  9/18/90          584,941/90


ROCHE
- -----

COUNTRY                                   FILING DATE      APPLICATION NO.                   PATENT NO.
- ---------------------------------------------------------------------------------------------------------
Australia                                12/20/90          68349/90

Canada                                   12/19/90          2032653-1

Europe***                                12/09/90          90123670.3

Ireland                                  12/21/90          4694/90

Japan                                    12/22/90          413259/90

New Zealand                              12/19/90          236545

Philippines                              12/19/90          41751

South Africa                             12/19/90          10237/90                          10237/90

                                   SCHEDULE A
                                   ----------
                              IL-12 PATENT RIGHTS
                              -------------------
(CONTINUED)
- -----------

ROCHE (CONTINUED)
- -----------------

COUNTRY                          FILING DATE               APPLICATION NO.         PATENT NO.
- -------            -------       ------------------------------------------------------------
USA     a)                       12/22/89                  455708/89

        b)                       05/09/90                  520935/90
        c)                       08/27/90                  572284/90
        d)                       03/24/92                  957023/92





* Designated countries: AT, BE, CH, DE, FR, GB, IT, LU, NL, SE

** Designated countries: AT, BE CH, DE, DK, ES, FR, GB, GR, IT, LU, NL, SE

*** Designated countries: AT, BE, CH, DE, DK, FR, GB, IT, LU, NL, SE

                   CONFIDENTIAL MATERIAL OMITTED AND FILED
                 SEPARATELY WITH THE SECURITIES AND EXCHANGE
                COMMISSION.  ASTERISKS DENOTE SUCH OMISSIONS.




                                   SCHEDULE B

                                  1994 Budget

                         ***Deleted In Its Entirety***